                                 LOAN AGREEMENT

                   ($20,000,000 U.S. REVOLVING LOAN FACILITY,

                  $5,000,000 CANADIAN REVOLVING LOAN FACILITY,

                    $10,000,000 U.K. REVOLVING LOAN FACILITY

                                       AND

                         $45,000,000 TERM LOAN FACILITY)

                           DATED AS OF MARCH 15, 2004

                                      AMONG

                                NATCO GROUP INC.,
                                AS U.S. BORROWER,

                               NATCO CANADA, LTD.,
                              AS CANADIAN BORROWER,

                              AXSIA GROUP LIMITED,
                                AS U.K. BORROWER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                       AS U.S. AGENT AND CO-LEAD ARRANGER,

                                HSBC BANK CANADA,
                                AS CANADIAN AGENT

                                 HSBC BANK PLC,
                                 AS U.K. AGENT,

                                 COMERICA BANK,
                  AS SYNDICATIONS AGENT AND AS CO-LEAD ARRANGER

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                                TABLE OF CONTENTS

                                                                                    Page
1.       Definitions...............................................................   1
     1.1      Certain Defined Terms................................................   1
     1.2      Miscellaneous........................................................  32
2.       Commitments; Loans; BA's and Letters of Credit............................  32
     2.1      Loans and BA's.......................................................  32
     2.2      Letters of Credit....................................................  34
     2.3      Certain Provisions Relating to Bankers' Acceptances..................  39
     2.4      Terminations, Reductions or Reallocations of Commitments.............  43
     2.5      Commitment Fees......................................................  45
     2.6      Several Obligations..................................................  46
     2.7      Notes................................................................  46
     2.8      Use of Proceeds......................................................  47
     2.9      Currency Fluctuations................................................  47
3.       Borrowings, Prepayments and Interest Options..............................  48
     3.1      Borrowings...........................................................  48
     3.2      Prepayments..........................................................  48
     3.3      Interest Options.....................................................  52
4.       Payments; Pro Rata Treatment; Computations, Etc...........................  57
     4.1      Payments.............................................................  57
     4.2      Pro Rata Treatment...................................................  58
     4.3      Certain Actions, Notices, Etc........................................  59
     4.4      Non-Receipt of Funds by Any Agent....................................  60
     4.5      Sharing of Payments, Etc.............................................  61
5.       Conditions Precedent......................................................  61
     5.1      Initial Loans, Letters of Credit and Bankers' Acceptances............  61
     5.2      All Loans, Letters of Credit and Bankers' Acceptances................  63
6.       Representations and Warranties............................................  64
     6.1      Organization.........................................................  64
     6.2      Financial Statements.................................................  64
     6.3      Enforceable Obligations; Authorization...............................  65
     6.4      Other Debt...........................................................  65
     6.5      Litigation...........................................................  65
     6.6      Title................................................................  65
     6.7      Taxes................................................................  65
     6.8      Regulations U and X..................................................  65
     6.9      Subsidiaries.........................................................  66
     6.10     No Untrue or Misleading Statements...................................  66
     6.11     ERISA................................................................  66
     6.12     Investment Company Act...............................................  66
     6.13     Public Utility Holding Company Act...................................  66
     6.14     Solvency.............................................................  66
     6.15     Fiscal Year..........................................................  66
     6.16     Compliance...........................................................  66

     6.17     Environmental Matters................................................  67
     6.18     Collateral Covered...................................................  67
     6.19     Property of Excluded Subsidiaries and Certain Foreign Subsidiaries...  67
7.       Affirmative Covenants.....................................................  67
     7.1      Taxes, Existence, Regulations, Property, Etc.........................  68
     7.2      Financial Statements and Information.................................  68
     7.3      Financial Tests......................................................  69
     7.4      Inspection...........................................................  69
     7.5      Further Assurances...................................................  70
     7.6      Books and Records....................................................  70
     7.7      Insurance............................................................  70
     7.8      Notice of Certain Matters............................................  70
     7.9      Capital Adequacy.....................................................  71
     7.10     ERISA Information and Compliance.....................................  71
     7.11     Additional Security Documents........................................  72
8.       Negative Covenants........................................................  72
     8.1      Borrowed Money Indebtedness..........................................  73
     8.2      Liens................................................................  73
     8.3      Contingent Liabilities...............................................  73
     8.4      Mergers, Consolidations and Dispositions of Assets...................  73
     8.5      Redemption, Dividends and Distributions..............................  74
     8.6      Nature of Business...................................................  74
     8.7      Transactions with Related Parties....................................  75
     8.8      Loans and Investments................................................  75
     8.9      Subsidiaries.........................................................  75
     8.10     Export/Import Credit Facilities......................................  76
     8.11     Organizational Documents.............................................  76
     8.12     Unfunded Liabilities.................................................  76
     8.13     Sale/Leasebacks......................................................  76
     8.14     Acquisitions.........................................................  76
     8.15     Negative Pledges.....................................................  76
     8.16     Synthetic Repurchases of Equity or Debt..............................  77
     8.17     Property of Excluded Subsidiaries and Certain Foreign Subsidiaries...  77
     8.18     Limitation on Capital Expenditures...................................  77
9.       Defaults..................................................................  77
     9.1      Events of Default....................................................  77
     9.2      Right of Setoff......................................................  80
     9.3      Collateral Account...................................................  80
     9.4      Preservation of Security for Letter of Credit Liabilities............  80
     9.5      Currency Conversion After Maturity...................................  81
     9.6      Remedies Cumulative..................................................  81
10.      Agents....................................................................  81
     10.1     Appointment, Powers and Immunities...................................  81
     10.2     Reliance.............................................................  83
     10.3     Defaults.............................................................  83
     10.4     Material Written Notices.............................................  84
     10.5     Rights as a Lender...................................................  84

     10.6     Indemnification......................................................  84
     10.7     Non-Reliance on Agents and Other Lenders.............................  84
     10.8     Failure to Act.......................................................  85
     10.9     Resignation or Removal of Agent......................................  85
     10.10    No Partnership.......................................................  86
     10.11    Authority of Agent...................................................  86
     10.12    Syndications Agent...................................................  86
11.      Miscellaneous.............................................................  87
     11.1     Waiver...............................................................  87
     11.2     Notices..............................................................  87
     11.3     Expenses, Etc........................................................  87
     11.4     Indemnification......................................................  88
     11.5     Amendments, Etc......................................................  89
     11.6     Successors and Assigns...............................................  90
     11.7     Limitation of Interest...............................................  92
     11.8     Survival.............................................................  93
     11.9     Captions.............................................................  93
     11.10    Counterparts.........................................................  93
     11.11    Governing Law........................................................  93
     11.12    Severability.........................................................  94
     11.13    Tax Forms; Net Payments..............................................  94
     11.14    Interest Act (Canada)................................................  95
     11.15    Judgment Currency....................................................  95
     11.16    Conflicts Between This Agreement and the Other Loan Documents........  95
     11.17    Limitation on Charges; Substitute Lenders; Non-Discrimination........  95
     11.18    WAIVER OF JURY TRIAL.................................................  96
     11.19    Confidentiality......................................................  96
     11.20    USA Patriot Act Notice...............................................  97
     11.21    Amendment and Restatement............................................  97

EXHIBITS

         A-1 -- Request for Extension of Credit (U.S. Borrower)
         A-2 -- Request for Extension of Credit (Canadian Borrower) A-3 -- Request for Extension of Credit (U.K. Borrower)
         B -- Rate Designation Notice
         C -- Canadian Revolving Note
         D -- U.S. Revolving Note
         E -- Assignment and Acceptance
         F -- Compliance Certificate
         G -- Bankers' Acceptance Notice
         H -- Canadian Dollar Revolving Note
         I -- Borrowing Base Certificate
         J -- Term Note
         K -- U.K. Revolving Note

SCHEDULES

         1.1A - Existing Guaranties
         1.1B - Excluded Real Property
         6.5 -  Litigation
         6.9 - Subsidiaries
         6.11 - Certain Unfunded Liabilities
         8.5 - Preferred Stock, Warrants

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT is made and entered into as of March 15, 2004 (the "Effective Date"), by and among NATCO GROUP INC., a Delaware corporation (the "U.S. Borrower"); NATCO CANADA, LTD., a corporation formed under the laws of the Province of Ontario (the "Canadian Borrower"); AXSIA GROUP LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom (the "U.K. Borrower"); each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders", which terms shall include U.S. Lenders, Canadian Lenders and U.K. Lenders); WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as agent for the U.S. Lenders (in such capacity, together with its successors in such capacity, the "U.S. Agent") and as Co-Lead Arranger; HSBC BANK CANADA ("HSBC Canada"), as agent for the Canadian Lenders (in such capacity, together with its successors in such capacity, the "Canadian Agent"); HSBC BANK PLC ("HSBC U.K."), as agent for the U.K. Lenders (in such capacity, together with its successors in such capacity, the "U.K. Agent") and; COMERICA BANK, as Syndications Agent and as Co-Lead Arranger.

        The parties hereto agree as follows:

1.      Definitions.

        1.1 Certain Defined Terms.

        In this Agreement, terms defined above shall have the meanings ascribed to them above. Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement or in the Loan Documents in the singular have the same meanings when used in the plural and vice versa):

        Acceptance Fee means the fee payable in Canadian Dollars to each Canadian Lender in respect of the Bankers' Acceptances accepted by such Canadian Lender computed in accordance with Section 2.3(c).

        Accounts, Equipment, General Intangibles and Inventory shall have the respective meanings assigned to them in Section 9.102 of the Uniform Commercial Code enacted in the State of Texas as Sections 1 through 11 of the Texas Business and Commerce Code, in force on the Effective Date.

        Additional Collateral shall have the meaning ascribed to such term in
Section 7.8 hereof.

        Additional Collateral Event shall have the meaning ascribed to such term in Section 7.8 hereof.

        Additional Interest means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate and any Acceptance Fee) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or any other amounts owing under any Loan Document.

        Adjusted LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

        Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

        Agents means U.S. Agent, Canadian Agent and U.K. Agent, collectively.

        Agreement means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

        Annual Financial Statements means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of the fiscal year relating thereto and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. As to U.S. Borrower only, Annual Financial Statements shall also include unaudited consolidating financial statements for U.S. Borrower and its Subsidiaries, each in Proper Form, certified by the chief financial officer or other authorized officer of U.S. Borrower as presenting fairly in all material respects the consolidating financial position of U.S. Borrower and its Subsidiaries.

        Applicable BA Discount Rate means, as applicable to a Bankers' Acceptance being purchased by any Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Agent as that at which the Canadian Agent would, in accordance with normal practice, at or about 12:00 noon (Toronto, Ontario time), on such day, be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptances.

        Applicable Canadian Pension Legislation means, at any time, any federal or provincial pension legislation then applicable to the Canadian Borrower, including the Employment Pension Plans Act (Alberta), the Pension Benefits Act (Ontario) and the Income Tax Act (Canada), including all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any Governmental Authority having or asserting jurisdiction in respect thereof.

        Applications means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

        Assessment Rate means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the U.S. Agent to be representative of the cost of such insurance to the applicable Lenders.

        Assignment and Acceptance shall have the meaning ascribed to such term in Section 11.6(b).

        Availability Period means, for each Lender, the period from and including the Effective Date to (but not including) the Termination Date.

        BA Discount Proceeds means in respect of any Bankers' Acceptance being purchased by a Canadian Lender on any day under Section 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying:

        (A)  the face amount of such Bankers' Acceptance; by

        (B) the quotient equal to one divided by the sum of one plus the product of:

             (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

             (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

             with such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up.

        Bankers' Acceptance or BA means a non-interest bearing draft in Canadian Dollars drawn by the Canadian Borrower on and accepted by a Canadian Lender and issued for value pursuant to Section 2.3 hereof and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).

        Bankers' Acceptance Liabilities means, at any time and in respect of any Bankers' Acceptance, the face amount thereof if still outstanding and unpaid or, following maturity and payment thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of the payment of such Bankers' Acceptance upon maturity.

        Bankers' Acceptance Notice has the meaning specified in Section 2.3(a).

        Bankruptcy Code means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) and (iii) the Companies' Creditors Arrangement Act (Canada), as the same may be amended and together with any successor statutes.

        Base Rate means, for any day, a rate per annum equal to the lesser of
(a) the then applicable Margin Percentage from time to time in effect plus the greatest of (1) the applicable Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason any applicable Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be calculated without regard to that particular component.

        Base Rate Borrowing means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

        Borrowed Money Indebtedness means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments evidencing borrowed money, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all lease obligations of such Person which have been capitalized on the balance sheet of such Person in accordance with GAAP, (vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, equal to the lesser of the amount of such obligation or the fair market value of such Property, (vii) Interest Rate Risk Indebtedness of such Person, (viii) all obligations of such Person in respect of outstanding surety bonds or letters of credit issued for the account of such Person (or for which such Person is primarily liable) or bankers' acceptances drawn by such Person and (ix) all guarantees of such Person.

        Borrowers means U.S. Borrower, Canadian Borrower and U.K. Borrower, collectively.

        Borrowing Base Certificate shall mean a certificate, duly executed by the chief executive officer, chief financial officer, treasurer or controller of Borrowers, appropriately completed and in substantially the form of Exhibit I hereto. Each Borrowing Base Certificate shall be effective only as accepted by U.S. Agent (and with such revisions, if any, as U.S. Agent may reasonably require as a condition to such acceptance).

        Business Day means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas, Toronto, Ontario or London, England.

        Calculation Date means the last Business Day of each month.

        Canadian Borrowing Base means, as at any date, the amount of the Canadian Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Section 7.2(f) hereof, determined by calculating the amount equal to:

        (i) 80% of the aggregate amount of all Eligible Accounts of the Canadian Borrower and its Subsidiaries (other than Excluded Subsidiaries) at said date, plus

        (ii) 80% of the aggregate amount of all Milestone Billings of the Canadian Borrower and its Subsidiaries (other than Excluded Subsidiaries) at said date; provided that the amount calculated pursuant to this clause (ii) shall not exceed 15% of the Canadian Borrowing Base, plus

        (iii) 50% of the aggregate amount of all Eligible Inventory of Canadian Borrower and its Subsidiaries (other than Excluded Subsidiaries) at said date (determined at the lower of cost or market on a consistent basis and in accordance with GAAP); provided that the amount calculated pursuant to this clause
                  (iii) shall not exceed 40% of the Canadian Borrowing Base, plus

        (iv) 100% of the aggregate amount of cash (or cash equivalents acceptable to the U.S. Agent) delivered to Canadian Agent and specifically pledged as security for the Canadian Obligations pursuant to documentation satisfactory to the U.S. Agent.

In the absence of a current Borrowing Base Certificate, U.S. Agent shall determine the Canadian Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Canadian Borrowing Base from time to time so determined shall be the Canadian Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by U.S. Agent. For purposes of calculating the Canadian Borrowing Base, all amounts or values expressed in Canadian Dollars shall be converted into Dollars at the Exchange Rate in effect as of the date of the applicable Borrowing Base Certificate.

        Canadian Commitment means, as to any Canadian Lender, the obligation, if any, of such Canadian Lender to make Canadian Revolving Loans, incur or participate in Letter of Credit Liabilities relating to Canadian Letters of Credit and accept and purchase Bankers' Acceptances in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Canadian Lender's name on the signature pages hereof under the caption "Canadian Commitment", or otherwise provided for in an Assignment and Acceptance (as the same may be increased or reduced from time to time pursuant to Section 2.4 hereof).

        Canadian Dollars or C$ means lawful money of Canada.

        Canadian Dollar Revolving Notes means the Notes of Canadian Borrower evidencing the Canadian Revolving Loans denominated in Canadian Dollars, in the form of Exhibit H hereto.

        Canadian Lender means each lender party hereto with any Canadian Commitment or any outstanding Canadian Obligations.

        Canadian Letters of Credit has the meaning assigned to such term in
Section 2.2 hereof.

        Canadian Obligations means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Canadian Revolving Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the Bankers' Acceptance Liabilities outstanding on such date, plus (iii) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to Canadian Letters of Credit. For purposes of calculating the aggregate amount of Canadian Obligations, all amounts or values expressed in Canadian Dollars shall be converted into Dollars at the Exchange Rate in effect as of the date of determination.

        Canadian Prime Loans means Canadian Revolving Loans made pursuant to
Section 2.1(b) hereof which are denominated in Canadian Dollars.

        Canadian Prime Rate means, on any day, as to Canadian Prime Loans made to Canadian Borrower, the greater of (a) the annual rate of interest announced from time to time by HSBC Canada as its prime rate then in effect at its Principal Office, being the reference rate used by HSBC Canada for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada, and (b) an annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and HSBC Canada, each Agent and each Lender disclaims any statement, representation or warranty to the contrary. HSBC Canada, any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

        Canadian Revolving Loan means any revolving credit loan made pursuant to
Section 2.1(b) hereof.

        Canadian Revolving Notes means the Notes of Canadian Borrower evidencing the Canadian Revolving Loans denominated in Dollars, in the form of Exhibit C hereto.

        Capital Expenditures means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations incurred during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but excluding expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed, damaged or taken, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person or the proceeds of a condemnation award.

        CDOR Rate means, on any day, an annual rate of interest equal to the average 30 day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Canadian Lenders which are listed in Schedule I to the Bank Act (Canada) as of 12:00 noon (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

        Ceiling Rate means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable United States federal or Texas laws or, in the case of advances made in Canada by Canadian Lenders to Canadian Borrower, whichever of applicable Canada federal or Ontario laws (or the laws of any other jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the express choice of law provisions set forth herein) permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code) for that day. U.S. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrowers, if and to the extent permitted by the Texas Finance Code. Without notice to Borrowers or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

        Change of Control means a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of U.S. Borrower or
(ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of U.S. Borrower such that such nominees, when added to any existing directors remaining on the Board of Directors of U.S. Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of U.S. Borrower. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange;
(b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than U.S. Borrower or any Subsidiary of U.S. Borrower and other than any trust for any employee benefit plan of U.S. Borrower or any Subsidiary of U.S. Borrower; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person;

and (e) "Voting Stock" of any Person shall mean capital stock of such Personwhich ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        Code means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

        Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Liens created pursuant to any of the Security Documents.

        "Collateral Agency Agreement" means that certain Collateral Agency Agreement dated concurrently herewith executed by and among U.S. Agent, U.K. Agent, Canadian Agent and Wells Fargo Bank, National Association, as Collateral Agent, as it may be amended, modified, restated, supplemented and in effect from time to time.

        Commitment Fee Percentage means (i) on any day prior to July 1, 2004, 0.50% per annum and (ii) on and after July 1, 2004, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Funded Debt to EBITDA Ratio as of the last day of the most recently ended fiscal quarter of U.S. Borrower calculated by U.S. Agent as soon as practicable after receipt by U.S. Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Funded Debt to EBITDA Ratio, such increase shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement and provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Funded Debt to EBITDA Ratio, and such financial reports are delivered to U.S. Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement):

                  Funded Debt to                               Commitment
                  EBITDA Ratio                                Fee Percentage
                  --------------                             ---------------
                  Greater than or equal to
                  2.50 to 1.00                                   0.50

                  Less than 2.50 to 1.00                        0.375

        Commitment Percentage means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's U.S. Commitment, Canadian Commitment or U.K. Commitment, as the case may be, and the denominator of which is the aggregate amount of the U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, of all Lenders.

        Compliance Certificate shall have the meaning given to it in Section 7.2(c) hereof.

        Contribution Agreements means those certain Contribution Agreements dated concurrently herewith executed by and among, respectively, (i) U.S. Borrower and the guarantors in respect of the U.S. Obligations, (ii) Canadian Borrower and the guarantors in respect of the Canadian Obligations and (iii) U.K. Borrower and the guarantors in respect of the U.K. Obligations, as they may from time to time be amended, modified, restated or supplemented.

        Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under
Section 414 of the Code or under Applicable Canadian Pension Legislation.

        Corporation means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

        Cover for Letter of Credit Liabilities or any Bankers' Acceptance Liabilities shall be effected by (i) delivering to U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, a letter of credit in form and substance, and issued by a Person, acceptable to the applicable Agent in its sole discretion or
(ii) paying to U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, immediately available funds, to be held by U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, in a collateral account maintained by U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, at its Principal Office and collaterally assigned to U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, as security for the applicable Obligations using documentation reasonably satisfactory to U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, in the amount required by any applicable provision hereof. Such letters of credit and amounts in such collateral account shall be retained by U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or the applicable Bankers' Acceptance shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, shall not be required to release such letters of credit or amounts in such collateral account from the time of such collateral assignment until such Default or Event of Default shall have been cured or waived.

        Currency Exchange Risk Indebtedness means all obligations and indebtedness of any Obligor with respect to the program for the hedging of currency exchange risk provided for in any program entered into by such Obligor for the purpose of reducing such Obligor's exposure to currency exchange fluctuations and not for speculative purposes, approved in writing by U.S. Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

        DBNA means the Depository Bills and Notes Act (Canada).

        Debt Service means, with respect to any Person for any period, the sum of (i) Interest Expense for such period and (ii) scheduled principal payments on obligations included within Borrowed Money Indebtedness for such period.

        Default means an Event of Default or an event, act or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        Dollars, US$ and $ means lawful money of the United States of America.

        Dual Lender means any Lender which has (either directly or through an Affiliate) both a U.S. Commitment and either a Canadian Commitment or a U.K. Commitment.

        EBITDA means, without duplication, for any period the consolidated net income (excluding any extraordinary gains or losses) of U.S. Borrower and its Subsidiaries, on a consolidated basis, plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, Non-Cash Items, net interest expense (in accordance with GAAP) and federal, state, provincial and foreign income tax expense plus severance, relocation and other costs associated with the restructuring of U.S. Borrower in the fiscal year 2003 in an aggregate amount not to exceed $1,800,000 and minus, to the extent added in calculating consolidated net income, any Non-Cash Items. Prior to January 1, 2005, EBITDA attributable to the SACROC Facility Expansion shall be annualized.

        Eligible Accounts shall mean, as at any date of determination thereof, each Account of a Person which is subject to a Lien created by any Security Document and on which U.S. Agent (as to U.S. Borrower or any of its Subsidiaries (other than Foreign Subsidiaries)) or Canadian Agent (as to any Subsidiary of Canadian Borrower) or U.K. Agent (as to any Subsidiary of U.K. Borrower) shall have a first-priority perfected Lien (subject only to Permitted Liens) which is at said date payable to such Person and which complies with the following requirements: (a) (i) the subject goods have been sold (and shipped, unless the applicable account debtor shall have executed and delivered to the applicable Borrower a written acceptance of the goods with a request that Borrower delay shipping of such goods) to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged (provided that the foregoing shall not disqualify accounts arising from goods sold with usual and customary sales warranties or having warranty claims which are not material),
(ii) the Account is stated to be payable in, or pegged to, Dollars (as to any Eligible Accounts owned by U.S. Borrower or any of its Subsidiaries) or Canadian Dollars (as to Canadian Borrower or any Subsidiary of Canadian Borrower) or Euros or Pounds or other currencies approved (such approval not to be unreasonably withheld) by U.K. Agent (as to U.K. Borrower or any Subsidiary of U.K. Borrower) and is not evidenced by chattel paper or an instrument of any kind (unless the applicable Agent has a perfected first priority Lien (subject only to Permitted Liens) on such chattel paper or instrument) and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind unless the applicable Person has received a letter of credit, bond or other financial guarantee in an amount equal to or greater than such Account issued by a Qualified Institution and otherwise in form and substance satisfactory to U.S. Agent; (b) the account debtor must be located in the United States (as to any Eligible Accounts owned by U.S. Borrower or any of its Subsidiaries (other than

Foreign Subsidiaries)) or in the United States or Canada (as to Canadian Borrower or any Subsidiary of Canadian Borrower) or in the United States or the United Kingdom or any other jurisdiction approved in writing by U.S. Agent (such approval not to be unreasonably withheld) (as to U.K. Borrower or any Subsidiary of U.K. Borrower), except for (x) Accounts as to which the applicable Person has received a letter of credit, bond or other financial guarantee in an amount equal to or greater than such Account issued by a Qualified Institution and otherwise in form and substance satisfactory to U.S. Agent and (y) other Accounts approved in writing by U.S. Agent; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder (provided that the foregoing shall not disqualify accounts arising from goods sold with usual and customary sales warranties or having warranty claims which are not material); (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Loan Documents; (e) it is evidenced by an invoice and shipping receipts submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the invoice; (g) it does not arise out of transactions with an employee, officer or director of the applicable Person or any Affiliate of such Person or with an agent of the applicable Person (unless the transaction with such Person is conducted on an arms-length basis); (h) not more than 20% (or such higher percentage as U.S. Agent may approve in writing for any particular account debtor) of the other Accounts of the applicable account debtor or any of its Affiliates fail to satisfy all of the requirements of an "Eligible Account" (provided that, with respect to Accounts owing by Investment Grade Account Debtors under any single project with then current Accounts in excess of $1,000,000 which fail to satisfy all of the requirements of an "Eligible Account", this clause shall only operate to exclude other Accounts attributable to such project and shall not operate to exclude other Accounts of such Investment Grade Account Debtor which are attributable to other projects); (i) as to any Eligible Accounts owned by U.S. Borrower or any of its Subsidiaries (other than U.K. Borrower or any of its Subsidiaries), inclusion of the applicable Account does not cause the total Eligible Accounts with respect to the applicable account debtor and its Affiliates, in the aggregate, to exceed 10% of the total Eligible Accounts of the applicable Borrower (or such higher percentage as U.S. Agent may approve in writing for any particular account debtor), (j) each of the representations and warranties set forth in the Security Documents executed by the applicable Person with respect thereto is true and correct in all material respects on such date and (k) acting reasonably and in good faith and after consultation with the applicable Borrower, U.S. Agent has not deemed such Account ineligible because of uncertainty about the creditworthiness of the account debtor or because U.S. Agent otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure. Amounts payable to any account debtor shall be netted out of Eligible Accounts owing by such account debtor. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the reasonable decision of U.S. Agent, made in good faith, shall be conclusive and binding, absent manifest error.

        Eligible Inventory shall mean, as at any date of determination thereof, Inventory of a Person which is subject to a Lien created by any Security Documents and on which U.S. Agent (as to U.S. Borrower or any of its Subsidiaries (other than Foreign Subsidiaries)) or Canadian Agent (as to Canadian Borrower or any Subsidiary of Canadian Borrower) or U.K. Agent (as to U.K. Borrower or any Subsidiary of U.K. Borrower) shall have a first-priority perfected Lien (subject only to Permitted Liens) and which complies with the following requirements: (a) such

Inventory shall be valued in accordance with GAAP and consist of (i) eligible raw materials, (ii) finished goods and (iii) parts and components, provided that all such Inventory shall be within the United States of America (as to U.S. Borrower or any of its Subsidiaries (other than Foreign Subsidiaries)) or in the United States of America or Canada (as to Canadian Borrower or any Subsidiary of Canadian Borrower) or in the United States of America or the United Kingdom or such other jurisdictions as U.K. Agent may from time to time approve (as to U.K. Borrower or any Subsidiary of U.K. Borrower); (b) it is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of the applicable Person; (c) it is not in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of the applicable Person or, if it is, (i) the applicable Person shall have notified, in a manner that effectively under applicable law creates a valid and first priority Lien in favor of the applicable Agent in such Inventory, such warehouseman, bailee, agent, processor or customer of the applicable Agent's Lien and (ii) such warehouseman, bailee, agent, processor or customer has subordinated any Lien it may claim therein and agreed to hold all such Inventory during the continuance of an Event of Default for the applicable Agent's account subject to the applicable Agent's instructions, (d) any such category of Inventory consisting of finished goods shall not have remained unsold for more than one (1) year (or such longer period as U.S. Agent may approve in writing for any particular goods), (e) each of the representations and warranties set forth in the Security Documents executed by the applicable Person with respect thereto is true and correct in all material respects on such date and (f) acting reasonably and in good faith and after consultation with the applicable Borrower, U.S. Agent has not deemed such Inventory ineligible because U.S. Agent reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure. In the event of any dispute under the foregoing criteria, about whether a portion of Inventory is or has ceased to be Eligible Inventory, the reasonable decision of U.S. Agent, made in good faith, shall be conclusive and binding, absent manifest error.

        Environmental Claim means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

        Environmental Liabilities means all liabilities arising from any Environmental Claim, Environmental Permit or Requirements of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to Property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

        Environmental Permit means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

        Equity Interests means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in any Borrower or any of their Subsidiaries or other applicable Person or any warrants, options or other rights to acquire such interests.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder and, as the context may require, Applicable Canadian Pension Legislation.

        Eurodollar Rate means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Sections 3.3 and 11.17 hereof.

        Eurodollar Reserve Requirement means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by U.S. Agent shall be conclusive and binding, absent manifest error, and may be computed using any commercially reasonable averaging and attribution method.

        Euros means the lawful currency for the time being of the European Community.

        Event of Default shall have the meaning assigned to it in Section 9.1 hereof.

        Excess Cash Flow means, for any period, (i) net cash flow from operations (other than working capital adjustments) for such period, determined in accordance with GAAP less (ii) Capital Expenditures of U.S. Borrower and its Subsidiaries for such period and mandatory prepayments of the Term Loans calculated on the basis of Excess Cash Flow for such period.

        Exchange Rate means, on any day, with respect to any foreign currency in relation to Dollars or Dollars in relation to any foreign currency, the noon buying rate in New York City for cable transfers payable in the applicable foreign currencies as certified to the Federal Reserve

Board by the Federal Reserve Bank of New York for customs purposes on such day, as published on such day pursuant to Federal Reserve Board Statistical Release H.10; provided, however, that in the event that any applicable exchange rate cannot be determined on any day by the foregoing procedure, then such exchange rate shall be determined for such day in accordance with such commercially reasonable procedures as the applicable Agent may elect.

        Excluded Real Property means the real Property described on Schedule 1.1B hereto.

        Excluded Subsidiaries means (i) NATCO (UK) Limited, a company incorporated in England and Wales under the Companies Act of the United Kingdom,
(ii) NATCO Oilfield Construction, Inc., a California corporation, (iii) Oilfield Construction Company, Inc., a California corporation, (iv) Dormant Axsia Limited, a company incorporated in England and Wales under the Companies Act of the United Kingdom, (v) Serck Baker Limited, a company incorporated in England and Wales under the Companies Act of the United Kingdom, (vi) Howmar Limited, a company incorporated in England and Wales under the Companies Act of the United Kingdom, (vii) TEST, Inc., a Louisiana corporation, (viii) TEST Automation & Controls, Inc., a Louisiana corporation, (ix) NATCO Acquisition Company, a Delaware corporation, (x) The Cynara Company, a Delaware corporation, (xii) NATCO London, Inc., a Delaware corporation and (xii) each Subsidiary of U.K. Borrower which is not organized under the laws of the United Kingdom or any political subdivision thereof.

        Export/Import Credit Facilities means (i) that certain International Revolving Loan Agreement dated June 30, 1997 executed by and between National Tank Company and JPMorgan Chase Bank and the other security documents contemplated thereby (as the foregoing may be amended, refinanced or replaced from time to time), and (ii) any similar credit facilities that may be entered into by the U.S. Borrower or any of its Subsidiaries supported by the Export-Import Bank of the United States or the Export Development Canada.

        Federal Funds Rate means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by U.S. Agent from three Federal funds brokers of recognized standing selected by U.S. Agent in its sole and absolute discretion.

        Financing Statements means all such Uniform Commercial Code or Canadian provincial personal Property security financing statements or, in the case of a Lien created in England and Wales, completed forms 395 in accordance with
Section 395 of the Companies Act 1985, as U.S. Agent shall reasonably require, in Proper Form, duly executed by the applicable Borrower (or any other applicable Obligor) to give notice of and to perfect or continue perfection of the applicable Agent's Liens in any applicable Collateral, as any of the foregoing may from time to time be amended, modified, supplemented or restated.

        Fixed Charge Coverage Ratio means, as of any day, the ratio of (a) EBITDA for the 12 months ending on such day less the current portion of federal, state and provincial cash income tax expense recognized during such 12-month period to (b) the sum of (1) the principal component of Debt Service for such 12-month period plus (2) cash Interest Expense for such 12-month period paid by U.S. Borrower and its Subsidiaries for such 12-month period plus (3) Permitted Dividends by U.S. Borrower or by any Subsidiary of U.S. Borrower to any Person other than U.S. Borrower (or a wholly-owned Subsidiary of U.S. Borrower) for such 12-month period plus (4) actual Maintenance Capital Expenditures paid by U.S. Borrower and its Subsidiaries for such 12-month period.

        Foreign Subsidiaries means Subsidiaries which are organized under the laws of a jurisdiction other than the United States of America, any State of the United States or any political subdivision thereof.

        Funded Debt means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments evidencing borrowed money, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all lease obligations of such Person which have been capitalized on the balance sheet of such Person in accordance with GAAP,
(vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, equal to the lesser of the amount of such obligation or the fair market value of such Property, (vii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person (or for which such Person is primarily liable) which support Borrowed Money Indebtedness or in respect of outstanding bankers' acceptances drawn by such Person and
(viii) all guarantees of such Person in respect of Borrowed Money Indebtedness.

        Funded Debt to EBITDA Ratio means, as of any day, the ratio of (a) Funded Debt of U.S. Borrower and its Subsidiaries, on a consolidated basis, as of such day to (b) EBITDA for the 4 quarter period ending on the last day of the most recent fiscal quarter for which financial statements are available.

        Funding Loss means, with respect to (a) any Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) any Borrower's failure to borrow a LIBOR Borrowing or to borrow funds by way of Bankers' Acceptances on the date specified by such Borrower; (c) any Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings and Canadian Prime Loans) on the date specified by such Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

        GAAP means, as to a particular Person, such United States accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as the applicable Person provides to U.S. Agent such disclosures of the impact of such change as U.S. Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrowers, U.S. Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

        Governmental Authority means any governmental authority of the United States of America, Canada, the United Kingdom, any State of the United States, any Province of Canada, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or asserting jurisdiction over any Agent, any Lender, any Obligor or their respective Property.

        Guaranties means, collectively, (i) the Guaranties described on Schedule 1.1A hereto and (ii) any and all other guaranties hereafter executed in favor of any Agent, for the benefit of U.S. Lenders, Canadian Lenders or U.K. Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

        Hazardous Substance means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         Home Jurisdiction Withholding Taxes means withholding taxes imposed by the United Kingdom.

        Interest Expense means, for any period, total interest expense accruing on Borrowed Money Indebtedness of U.S. Borrower and its Subsidiaries during such period (including interest expense attributable to capitalized leases and net costs under interest rate swap, collar, cap or similar agreements providing interest rate protection), determined in accordance with GAAP.

        Interest Options means the Base Rate, each Eurodollar Rate and, as to the Canadian Dollar Revolving Notes only, the Canadian Prime Rate, and "Interest Option" means any of them.

        Interest Payment Dates means (a) for Base Rate Borrowings and for Canadian Prime Loans, March 31, 2004 and the last day of each March, June, September and December thereafter prior to the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be, and the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be.

        Interest Period means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.3(c)(iii), 1, 2, 3 or 6 months thereafter, as any Borrower shall elect in accordance herewith; provided, (1) unless U.S. Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate calendar month; (4) no Interest Period for a Revolving Loan shall ever extend beyond the Revolving Loan Maturity Date and no Interest Period for a Term Loan shall ever extend beyond the Term Loan Maturity Date, and (5) Interest Periods shall be selected by each Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

        Interest Rate Risk Agreement means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by U.S. Borrower for the purpose of reducing U.S. Borrower's and its Subsidiaries' exposure to interest rate fluctuations and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented. To the extent Interest Rate Risk Agreements cover Borrowed Money Indebtedness exceeding $5,000,000, in the aggregate, the prior written approval of U.S. Agent shall be required (such approval not to be unreasonably withheld).

        Interest Rate Risk Indebtedness means all obligations and indebtedness of any Obligor with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

        Investment means the purchase or other acquisition of any securities or indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the indebtedness of, any Person.

        Investment Grade Account Debtors means account debtors which are rated A- or better by Standard & Poor's Ratings Services and A-3 or better by Moody's Investors Service, Inc.

        Issuer means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

        Legal Requirement means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

        Lender Affiliate means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        Letter of Credit Liabilities means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars or Canadian Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error. For purposes of calculating the aggregate amount of Letter of Credit Liabilities, all amounts or values expressed in Canadian Dollars shall be converted into Dollars at the Exchange Rate in effect as of the date of calculation.

        Letters of Credit means the U.S. Letters of Credit, the Canadian Letters of Credit and the U.K. Letters of Credit.

        LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by U.S. Agent and Borrowers) as of 11:00 a.m., Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Revolving Loans) or 12:00 noon, London, United Kingdom time (in respect of a LIBOR Borrowing relating to the U.K. Revolving Loans) (or, in any case, as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by U.S. Agent at or before 11:00 a.m., Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or by Canadian Agent at or before 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Revolving Loans) or by U.K. Agent at or before 12:00 noon, London, United Kingdom time (in respect of a LIBOR Borrowing relating to the U.K. Revolving Loans) (or, in any case, as soon thereafter as practicable), on the date two Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, by one or more prime banks selected by such Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by U.S. Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

        LIBOR Borrowing means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

        Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien (statutory or otherwise) or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

        Loan Documents means, collectively, this Agreement, the Notes, the Bankers' Acceptances, the Bankers' Acceptance Notices, the Collateral Agency Agreement, Guaranties, the Contribution Agreements, all Applications, the Security Documents, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to any Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

        Loans means the U.S. Revolving Loans, the Canadian Revolving Loans, the U.K. Revolving Loans and the Term Loans provided for by Section 2.1 hereof.

        Maintenance Capital Expenditures means, without duplication for any period, the aggregate of all expenditures for maintenance of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries prepared in accordance with GAAP.

        Majority Lenders means, at any time while no Obligations are outstanding, any three or more Lenders having greater than 50% of the aggregate amount of U.S. Commitments, the Canadian Commitments and the U.K. Commitments, and at any time while Obligations are outstanding, any three or more Lenders having greater than 50% of the sum of outstanding Term Loans plus U.S. Commitments plus Canadian Commitments plus U.K. Commitments; provided that if all U.S. Commitments, Canadian Commitments and U.K. Commitments have terminated, the Majority Lenders shall be any three or more Lenders having greater than 50% of the aggregate amount of all Obligations outstanding.

        Margin Percentage means (i) on any day prior to July 1, 2004, 1.75% per annum with respect to Base Rate Borrowings and Canadian Prime Loans and 2.75% per annum with respect to LIBOR Borrowings and (ii) on and after July 1, 2004, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Funded Debt to EBITDA Ratio as of the last day of the then most recently ended fiscal quarter of U.S. Borrower calculated by U.S. Agent as soon as practicable after receipt by U.S. Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Funded Debt to EBITDA Ratio, such increase shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Funded Debt to EBITDA Ratio, and such financial reports are delivered to U.S. Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement):

                                                          Canadian Prime Loans &
         Funded Debt to               LIBOR Borrowings     Base Rate Borrowings
         EBITDA Ratio                 Margin Percentage     Margin Percentage
         --------------               -----------------   ----------------------
         Greater than or equal to
         3.00 to 1.00                       2.75                   1.75

         Greater than or equal to
         2.50 to 1.00 but less than
         3.00 to 1.00                       2.50                   1.50

         Greater than or equal to
         2.00 to 1.00 but less than
         2.50 to 1.00                       2.25                   1.25

         Less than 2.00 to 1.00             2.00                   1.00


        Material Adverse Effect means any material and adverse effect (i) on the validity or enforceability of any of the Loan Documents or any of the rights or remedies of the Agents or the Lenders thereunder or (ii) on the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of U.S. Borrower and its Subsidiaries on a consolidated basis.

        Maximum Canadian Available Amount means, at any date, an amount equal to the lesser of (i) $5,000,000 or (ii) the then effective Canadian Borrowing Base. In connection with the application of any provision hereof using the term "Maximum Canadian Available Amount", any amounts denominated in Canadian Dollars shall be converted to Dollars using the then current Exchange Rate. The Maximum Canadian Available Amount is subject to change pursuant to Section 2.4(c) hereof.

        Maximum U.K. Available Amount means, at any date, an amount equal to the lesser of (i) $10,000,000 or (ii) the then effective U.K. Borrowing Base. In connection with the application of any provision hereof using the term "Maximum U.K. Available Amount", any amounts denominated in Pounds or Euros shall be converted to Dollars using the then current

Exchange Rate. The Maximum U.K. Available Amount is subject to change pursuant to Section 2.4(c) hereof.

        Maximum U.S. Available Amount means, at any date, an amount equal to the lesser of (i) $20,000,000 or (ii) the then effective U.S. Borrowing Base. The Maximum U.S. Available Amount is subject to change pursuant to Sections 2.4(c) and (d) hereof.

        Milestone Billings means accounts for progress payments which are under contracts entered in the ordinary course of business and that otherwise satisfy the criteria of Eligible Accounts. Such Milestone Billings shall be supported by written contracts (including purchase orders) that fully describe that such billings are authorized and eligible.

        Mortgage means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any real Property to secure all or any part of the Obligations. Each Mortgage shall be satisfactory in form and substance to the U.S. Agent.

        Non-Cash Items means any accounting expense associated with (i) the write down of Goodwill, as provided in FASB 19, 109, 142, 143 and 144, (ii) the non-cash portion of employee compensation such as, but not limited to restricted stock and/or options to the extent that such expenses are deducted in the calculation of consolidated net earnings, (iii) non-cash foreign exchange adjustments and (iv) any other non-cash expenses as reasonably determined by the U.S. Agent, in its sole discretion.

        Notes shall have the meaning assigned to such term in Section 2.7 hereof.

        Notice of Entire Agreement means a notice of entire agreement, in Proper Form, executed by Borrowers, each other Obligor and Agents, as the same may from time to time be amended, modified, supplemented or restated.

        Obligations means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the outstanding Letter of Credit Liabilities on such date, plus (iii) the aggregate amount of outstanding Bankers' Acceptance Liabilities on such date, plus (iv) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date. For purposes of calculating the aggregate amount of Obligations, all amounts or values expressed in Canadian Dollars, Pounds or Euros shall be converted into Dollars at the applicable Exchange Rate in effect as of the date of determination and all amounts or values expressed in other currencies shall be converted into Dollars using such commercially reasonable means of determining the applicable exchange rate as the applicable Agent may elect.

        Obligors means each Borrower and each Person now or hereafter a party to a Guaranty and/or a Security Agreement.

        Organizational Documents means, with respect to a corporation organized under the laws of any State of the United States or any Province of Canada, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a trust, the instrument establishing such trust and with respect to any other Person, the agreements or instruments pursuant to which such Person was formed and by which such Person is governed; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

        Past Due Rate means, on any day, a rate per annum equal to the lesser of
(i) the Ceiling Rate for that day or (ii) the applicable Base Rate or Canadian Prime Rate, as the case may be, plus the Margin Percentage for Base Rate Borrowings then in effect plus three percent (3%).

        PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA and any pension commission or similar body or fund constituted under any Applicable Canadian Pension Legislation.

        Permitted Dividends means (i) dividends or distributions by a Subsidiary of U.S. Borrower to U.S. Borrower or any other Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary) of U.S. Borrower and dividends or distributions by any Foreign Subsidiary of U.S. Borrower to any other Foreign Subsidiary of U.S. Borrower, (ii) stock dividends, (iii) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and so long as the payment required under Section 3.2(b)(2) hereof for such fiscal year (based on Excess Cash Flow for the preceding fiscal year) shall have been paid, dividends paid by U.S. Borrower to its shareholders for the fiscal year 2004 and in each fiscal year thereafter in an aggregate amount not to exceed $1,500,000.

        Permitted Investments means: (a) readily marketable securities issued or fully guaranteed by the full faith and credit of the United States of America or of Canada or of the United Kingdom with maturities of not more than one year;
(b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Ratings Services or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than 180 days; (c) certificates of deposit or repurchase obligations issued by any U.S., Canadian or United Kingdom domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Majority Lenders, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; (d) existing loans to the Chief Executive Officer and President of U.S. Borrower in the aggregate amount (inclusive of principal and interest) not exceeding $4,000,000; (e) equipment lease financing provided to customers which are not Affiliates of U.S. Borrower or any of its Subsidiaries in the ordinary course of business in an aggregate amount not exceeding $5,000,000 at any one time outstanding; (f) capital contributions by U.S. Borrower or any of its Subsidiaries to NATCO (UK) Limited in an aggregate amount not exceeding $750,000; (g) capital contributions by National Tank Company to Canadian Borrower in an aggregate amount not exceeding $8,000,000 so long as the proceeds of such capital contributions are used solely to pay indebtedness owing by Canadian Borrower to National Tank Company; (h) loans and/or capital contributions by U.S. Borrower or any of its Subsidiaries to any Affiliate or agent of U.S. Borrower conducting business in Angola not to exceed $600,000 in the aggregate at any one time outstanding; and (i) loans and/or capital contributions by U.S. Borrower or any of its Subsidiaries to any Foreign Subsidiary of U.S. Borrower not to exceed $1,000,000 in the aggregate at any one time outstanding (provided, however, that the aggregate of Permitted Investments in any fiscal year under this clause (i) plus the aggregate amount of Capital Expenditures made by the U.S. Borrower and its Subsidiaries in such fiscal year shall not exceed $10,000,000).

        Permitted Liens means each of the following: (a) Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor; (b) Liens in effect on the Effective Date and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to
Section 6.2 hereof or in a schedule hereto; (c) normal reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and encumbrances which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property; (d) Liens in favor of any Agent or any Lender under the Loan Documents, including without limitation, Liens securing Interest Rate Risk Indebtedness or Currency Exchange Risk Indebtedness owed to one or more of the U.S. Lenders (but not to any Person which is not, at such time, a U.S. Lender);
(e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (g) Liens imposed by law, such as landlords', carriers', warehousemen's, artisans', mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present value or utility of the applicable Property; (i) Liens securing purchase money indebtedness permitted under Section 8.1 hereof and covering the Property so purchased; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement; (k) Liens securing the Export/Import Credit Facilities covering the "International Collateral", as such term is defined in the Security Agreements; (l) Liens securing the Export/Import Credit Facilities, subordinated to the Liens securing the Obligations in a manner acceptable to U.S. Agent, covering Accounts of the U.S. Borrower and its Subsidiaries; and (m) extensions, renewals and replacements of Liens referred to in clauses (a) through (l) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the indebtedness secured by the Lien extended, renewed or replaced.

        Permitted Senior Indebtedness means Borrowed Money Indebtedness in an aggregate amount not exceeding $10,000,000 with respect to which Borrower shall have demonstrated to the satisfaction of the U.S. Agent on a pro forma basis that no Default or Event of Default could be reasonably expected to arise as a result of the incurrence of such Borrowed Money Indebtedness and which (i) is unsecured, (ii) contains financial covenants which are no more onerous than the covenants set forth herein, and (iii) does not require for any amortization prior to the last to occur of the Term Loan Maturity Date or the Revolving Loan Maturity Date.

        Permitted Subordinated Indebtedness means Borrowed Money Indebtedness with respect to which Borrower shall have demonstrated to the satisfaction of the U.S. Agent on a pro forma basis that no Default or Event of Default could be reasonably expected to arise as a result of the incurrence of such Borrowed Money Indebtedness and which (i) is unsecured, (ii) is subordinated to the Obligations in a manner and pursuant to documentation acceptable to the Majority Lenders, (iii) contains financial covenants which are no more onerous than the covenants set forth herein, (iv) does not require for any amortization prior to the last to occur of the Term Loan Maturity Date or the Revolving Loan Maturity Date and (v) contains other terms and conditions standard in subordinated debt issuances.

        Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

        Plan means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or any Applicable Canadian Pension Legislation and is either (a) maintained by, or contributed to by, any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

        Pounds means the lawful currency for the time being of the United
Kingdom.

        Prime Rate means, on any day, (a) as to Loans made to U.S. Borrower, the rate of interest publicly announced by Wells Fargo as its prime rate in effect at its principal office in San Francisco, California, (b) as to Loans denominated in Dollars made to Canadian Borrower, the base rate for that day for Loans denominated in Dollars made in Canada quoted by HSBC Canada and (c) as to Loans made to U.K. Borrower, the rate for that day for Loans denominated in Dollars quoted by HSBC U.K. to prime banks in the London interbank market for the relevant amount and the relevant period or such other rate as notified by HSBC U.K. to U.K. Borrower. The Prime Rate is, in each case, a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Wells Fargo, HSBC Canada, HSBC U.K., each Agent and each Lender disclaims any statement, representation or warranty to the contrary. Wells Fargo, HSBC Canada, HSBC U.K., any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

        Principal Office means (a) as to Obligations of U.S. Borrower, the principal office of U.S. Agent, presently located at 1000 Louisiana, 3rd Floor, Houston, Texas 77002, (b) as to Obligations of Canadian Borrower, the principal office of Canadian Agent, presently located at 333 - 5th Avenue S.W., Calgary, Alberta, T2P 3B6 Canada and (c) as to Obligations of U.K.

Borrower, the principal office of U.K. Agent, presently located at The Cross, Gloucester, Gloucestershire GL1 2AP United Kingdom.

        Proper Form means in form and substance reasonably satisfactory to U.S. Agent.

        Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

        Qualified Institution means (a) any bank or trust company which is organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development or any political subdivision of any such country, and having capital, surplus and undivided profits aggregating at least $100,000,000.00 (or its equivalent in another currency) as of the date of such Person's most recent financial reports, and (b) any other Person approved in writing by U.S. Agent.

        Quarterly Dates means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

        Quarterly Financial Statements means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of the applicable fiscal quarter and an income statement and a statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the consolidated financial condition of such person as of such date. As to U.S. Borrower only, Quarterly Financial Statements shall also include unaudited consolidating financial statements for U.S. Borrower and its Subsidiaries, in Proper Form, certified by the chief financial officer or other authorized officer of U.S. Borrower as presenting fairly in all material respects the consolidating financial position of U.S. Borrower and its Subsidiaries.

        Rate Designation Date means that Business Day which is (a) in the case of Base Rate Borrowings by the U.S. Borrower, 11:00 a.m., Houston, Texas time, in the case of Base Rate Borrowings by the Canadian Borrower, 12:00 noon, Toronto, Ontario time, and in the case of Base Rate Borrowings by the U.K. Borrower, 11:00 a.m., London, United Kingdom time, in each case on the date of such borrowing and (b) in the case of LIBOR Borrowings by the U.S. Borrower, 11:00 a.m., Houston, Texas time, in the case of LIBOR Borrowings by the Canadian Borrower, 12:00 noon, Toronto, Ontario time and in the case of LIBOR Borrowings by the U.K. Borrower, 11:00 a.m., London, United Kingdom time, in each case on the date three Business Days preceding the first day of any proposed Interest Period.

        Rate Designation Notice means a written notice substantially in the form of Exhibit B.

        Refunding Bankers' Acceptance has the meaning specified in Section
2.3(b).

        Regulation D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the U.S. Federal Reserve System.

        Regulatory Change means with respect to any Lender, any change on or after the Effective Date in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

        Reimbursement Obligations means, as at any date, (i) the obligations of any Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit and (ii) the obligations of the Canadian Borrower then outstanding, or which may thereafter arise, in respect of any Bankers' Acceptance purchased by any Canadian Lender or paid by it on maturity thereof. Except for Canadian Letters of Credit denominated in Canadian Dollars, Reimbursement Obligations in respect of any Letter of Credit shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

        Request for Extension of Credit means a request for extension of credit duly executed by any responsible officer, which may include the president, chief executive officer, the chief financial officer or the director of treasury of U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, or any other Person duly authorized by one of such officers, appropriately completed and substantially in the form of Exhibit A-1 (U.S. Borrower), Exhibit A-2 (Canadian Borrower) or Exhibit A-3 (U.K. Borrower) attached hereto, as the case may be.

        Requirements of Environmental Law means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

        Reset Date has the meaning specified in Section 2.9(a).

        Restricted Indebtedness means Borrowed Money Indebtedness of the Borrowers or any of their Subsidiaries, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Article 8 hereof.

        Revolving Loan Maturity Date means the maturity of the Revolving Notes and the other U.S. Revolving Loan Obligations, Canadian Obligations and U.K. Obligations, March 31, 2007.

        Revolving Loans means the U.S. Revolving Loans, the U.K. Revolving Loans and the Canadian Revolving Loans.

        Revolving Notes means the U.S. Revolving Notes, the U.K. Revolving Notes, Canadian Dollar Revolving Notes and the Canadian Revolving Notes.

        SACROC Contracts means (i) that certain Service Agreement for NATCO CO2 187 MMCFD Separation Facility for SACROC Unit dated as of November 27, 2003 executed by and between National Tank Company and Kinder Morgan CO2 Company, L.P., (ii) that certain Service Agreement for NATCO CO2 Topping Unit Separation Facility at SACROC dated as of March 27, 2001 executed by and between National Tank Company and Kinder Morgan CO2 Company, L.P. and (iii) that certain Service Agreement for Cynara CO2 Separation Facilities at SACROC dated as of June 1, 1997 executed by and between The Cynara Company and Pennzoil Exploration and Production Company, as amended by Addendum dated as of Match 27, 2001 executed by and between National Tank Company and Kinder Morgan CO2 Company, L.P., as the foregoing may from time to time be amended, modified, restated or supplemented.

        SACROC Facility means the totality of National Tank Company's owned and operated CO2, 100 MMCFD gas separation facility, CO2 topping unit separation facility and the SACROC Facility Expansion, together with all auxiliary systems and equipment, located in Scurry County, Texas, and servicing Kinder Morgan CO2 Company, L.P.'s SACROC unit.

        SACROC Facility Expansion means National Tank Company's owned and operated CO2, 187 MMCFD gas separation facility, commissioned effective January 1, 2004, located in Scurry County, Texas, and servicing Kinder Morgan CO2 Company, L.P.'s SACROC unit.

        Security Agreements means (i) the security agreements, each in Proper Form, executed or to be executed in favor of U.S. Agent, securing the U.S. Obligations, covering all material personal Property (other than the Equity Interests described in clauses (ii) and (iv) of this definition) of U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries or Excluded Subsidiaries), (ii) security agreements, each in Proper Form, executed or to be executed in favor of U.S. Agent, securing the U.S. Obligations, covering all of the issued and outstanding Equity Interests in any Subsidiary of U.S. Borrower (other than Foreign Subsidiaries and Excluded Subsidiaries and other than Subsidiaries which are wholly-owned direct Subsidiaries of Foreign Subsidiaries) and 65% of the issued and outstanding Equity Interests in U.K. Borrower and Canadian Borrower, (iii) security agreements, each in Proper Form, executed or to be executed in favor of Canadian Agent, securing the Canadian Obligations, covering all material personal Property of Canadian Borrower and each of its Subsidiaries (including all Equity Interests in any Subsidiary of Canadian Borrower), and (iv) security agreements, each in Proper Form, executed or to be executed in favor of U.K. Agent, securing the U.K. Obligations, covering all material personal Property of U.K. Borrower and each of its Subsidiaries that is not an Excluded Subsidiary (including all Equity Interests in any Subsidiary of U.K. Borrower which is not an Excluded Subsidiary), as the same may from time to time be amended, modified, restated or supplemented.

        Security Documents means, collectively, the Mortgages, the Security Agreements, the Financing Statements and any and all other security documents now or hereafter executed and delivered by any Obligor to secure all or any part of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented. Notwithstanding anything to the contrary set forth herein, at the option of any Agent, the Security Documents executed by U.S. Borrower and any of its Subsidiaries which are not Foreign Subsidiaries shall be executed in favor of the Collateral Agent under the Collateral Agency Agreement rather than in favor of the U.S. Agent and shall secure all of the Obligations rather than the U.S. Obligations.

        Stated Rate means, with respect to any Lender, the effective weighted per annum rate of interest applicable to the Loans made by such Lender; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, the applicable Borrower promises to pay on demand to the order of the holder of the applicable
Note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on such Note to such maturity (or prepayment) date. Without notice to any Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

        Subsidiary means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

        Synthetic Purchase Agreement means any swap, derivative or other agreement or combination of agreements pursuant to which any Borrower or a Subsidiary of any Borrower is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the applicable Borrower or a Subsidiary of the applicable Borrower of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Borrower or Subsidiaries of any Borrower (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

        Tangible Net Worth means, with respect to U.S. Borrower and its Subsidiaries, tangible net worth less other non-cash comprehensive loss or income and less notes receivable from officers and shareholders, each as determined under GAAP.

        Taxes shall have the meaning ascribed to it in Section 4.1(d) hereof.

        Termination Date means the earlier of (a) the Revolving Loan Maturity Date or (b) the date specified by any Agent in accordance with Section 9.1 hereof.

        Term Loan means a Loan made pursuant to Section 2.1(e) hereof.

        Term Loan Lender means each U.S. Lender with any outstanding Term Loans.

        Term Loan Maturity Date means March 31, 2007.

        Term Loan Obligations means, as at any date of determination thereof, the aggregate principal amount of Term Loans outstanding hereunder on such date.

        Term Notes means the Notes of U.S. Borrower evidencing the Term Loans, in substantially the form of Exhibit J hereto.

        U.K. Borrowing Base means, as at any date, the amount of the U.K. Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Section 7.2(f) hereof, determined by calculating the amount equal to:

        (i) 80% of the aggregate amount of all Eligible Accounts of the U.K. Borrower and its Subsidiaries which are Foreign Subsidiaries (other than Excluded Subsidiaries) at said date, plus

        (ii) 80% of the aggregate amount of all Milestone Billings of the U.K. Borrower and its Subsidiaries which are Foreign Subsidiaries (other than Excluded Subsidiaries) at said date; provided that the amount calculated pursuant to this clause (ii) shall not exceed 50% of the U.K. Borrowing Base, plus

        (iii) 50% of the aggregate amount of all Eligible Inventory of U.K. Borrower and its Subsidiaries which are Foreign Subsidiaries (other than Excluded Subsidiaries) at said date (determined at the lower of cost or market on a consistent basis and in accordance with GAAP); provided that the amount calculated pursuant to this clause (iii) shall not exceed 40% of the U.K. Borrowing Base, plus

        (iv) 100% of the aggregate amount of cash (or cash equivalents acceptable to the U.S. Agent) delivered to U.K. Agent and specifically pledged as security for the U.K. Obligations pursuant to documentation satisfactory to the U.S. Agent.

In the absence of a current Borrowing Base Certificate, U.S. Agent shall determine the U.K. Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the U.K. Borrowing Base from time to time so determined shall be the U.K. Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by U.S. Agent. For purposes of calculating the U.K. Borrowing Base, all amounts or values expressed in Pounds or

Euros shall be converted into Dollars at the Exchange Rate in effect as of the date of the applicable Borrowing Base Certificate.

        U.K. Commitment means, as to any U.K. Lender, the obligation, if any, of such U.K. Lender to make U.K. Revolving Loans, incur or participate in Letter of Credit Liabilities relating to U.K. Letters of Credit in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such U.K. Lender's name on the signature pages hereof under the caption "U.K. Commitment", or otherwise provided for in an Assignment and Acceptance (as the same may be increased or reduced from time to time pursuant to Section 2.4 hereof).

        U.K. Lender means each lender party hereto with any U.K. Commitment or any outstanding U.K. Obligations.

        U.K. Letters of Credit has the meaning assigned to such term in Section
2.2 hereof.

        U.K. Obligations means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of U.K. Revolving Loans outstanding hereunder on such date, plus (ii) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to U.K. Letters of Credit. For purposes of calculating the aggregate amount of U.K. Obligations, all amounts or values expressed in Pounds or Euros shall be converted into Dollars at the Exchange Rate in effect as of the date of determination.

        U.K. Revolving Loan means any revolving credit loan made pursuant to
Section 2.1(c) hereof.

        U.K. Revolving Notes means the Notes of U.K. Borrower evidencing the U.K. Revolving Loans, in the form of Exhibit K hereto.

        Unfunded Liabilities means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA and, with respect to any Plan governed by Applicable Canadian Pension Legislation, the amount (if any) by which the solvency liabilities under such Plan (determined in accordance with actuarial assumptions contained in the most recent actuarial valuation report for such Plan) exceed the fair market value of the assets of such Plan. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA or under Applicable Canadian Pension Legislation to all multi-employer Plans to which any Borrower or any member of a Controlled Group for employees of any Borrower contributes in the event of complete withdrawal from such plans.

        U.S. Borrowing Base means, as at any date, the amount of the U.S. Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Section 7.2(f) hereof, determined by calculating the amount equal to:

        (i) 80% of the aggregate amount of all Eligible Accounts of the U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries and Excluded Subsidiaries) at said date, plus

        (ii) 80% of the aggregate amount of all Milestone Billings of the U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries and Excluded Subsidiaries) at said date; provided that the amount calculated pursuant to this clause (ii) shall not exceed 15% of the U.S. Borrowing Base, plus

        (iii) 50% of the aggregate amount of all Eligible Inventory of U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries and Excluded Subsidiaries) at said date (determined at the lower of cost or market on a consistent basis and in accordance with GAAP); provided that the amount calculated pursuant to this clause (iii) shall not exceed 40% of the U.S. Borrowing Base, plus

        (iv) 100% of the aggregate amount of cash (or cash equivalents acceptable to the U.S. Agent) delivered to U.S. Agent and specifically pledged as security for the U.S. Obligations pursuant to documentation satisfactory to the U.S. Agent.

In the absence of a current Borrowing Base Certificate, U.S. Agent shall determine the U.S. Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the U.S. Borrowing Base from time to time so determined shall be the U.S. Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by U.S. Agent.

        U.S. Commitment means, as to any U.S. Lender, the obligation, if any, of such U.S. Lender to make U.S. Revolving Loans and incur or participate in Letter of Credit Liabilities relating to U.S. Letters of Credit in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such U.S. Lender's name on the signature pages hereof under the caption "U.S. Commitment", or otherwise provided for in an Assignment and Acceptance (as the same may be increased or reduced from time to time pursuant to Section 2.4 hereof).

        U.S. Lender means each lender party hereto with any U.S. Commitment or any outstanding U.S. Obligations.

        U.S. Letters of Credit shall have the meaning assigned to such term in
Section 2.2 hereof.

        U.S. Loan means a U.S. Revolving Loan or a Term Loan.

        U.S. Obligations means U.S. Revolving Loan Obligations and Term Loan Obligations.

        U.S. Revolving Loan means a Loan made pursuant to Section 2.1(a) hereof.

        U.S. Revolving Loan Obligations means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of U.S. Revolving Loans outstanding hereunder on such date plus (ii) the aggregate amount of the Letter of Credit Liabilities outstanding on such date relating to U.S. Letters of Credit.

        U.S. Revolving Notes means the Notes of U.S. Borrower evidencing the U.S. Revolving Loans, in the form of Exhibit D hereto.

        1.2 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

2.      Commitments; Loans; BA's and Letters of Credit.

        2.1 Loans and BA's. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Sections
5.1 and 5.2 hereof), to make Loans and, in the case of Canadian Lenders, to accept and purchase Bankers' Acceptances, as follows:

        (a) U.S. Revolving Loans. From time to time on or after the Effective Date and during the Availability Period, each U.S. Lender shall make loans under this Section 2.1(a) to U.S. Borrower in an aggregate principal amount at any one time outstanding (including its Commitment Percentage of all Letter of Credit Liabilities relating to U.S. Letters of Credit at such time) up to but not exceeding such U.S. Lender's Commitment Percentage of the Maximum U.S. Available Amount. Subject to the conditions in this Agreement, any such U.S. Revolving Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such U.S. Revolving Loans shall be due and payable in full on the Termination Date. Loans made under this
Section 2.1(a) shall be made and denominated in Dollars. The aggregate of all U.S. Revolving Loans to be made by the U.S. Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the U.S. Commitments or (ii) $500,000 or any integral multiple of $100,000 in excess thereof.

        (b) Canadian Revolving Loans. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall make loans under this Section 2.1(b) to Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Bankers' Acceptance Liabilities and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. Subject to the conditions in this Agreement, any such Canadian Revolving Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Canadian Revolving Loans shall be due and payable in full on the Termination Date. Loans made under this Section 2.1(b) may, at the option of Canadian Borrower, be made and denominated either in Dollars or in Canadian Dollars (but all Loans to be made under a particular borrowing must be made and denominated in the same currency). The aggregate of all Canadian Revolving Loans to be made by the Canadian Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Canadian Commitments or (ii) $500,000 or any integral multiple of $100,000 in excess thereof (if the Loans are denominated in Dollars) or C$500,000 or any integral multiple of C$100,000 in excess thereof (if the Loans are denominated in Canadian Dollars). Notwithstanding anything else contained in Sections 3.1, 4.3 and 5.2, the Canadian Borrower may borrow Canadian Dollars by way of overdraft and any such Borrowings shall be deemed (i) to be an advance of and be outstanding as a Canadian Prime Loan from the date such overdraft is honored and (ii) to be a representation and warranty by the Canadian Borrower that at the time any such overdraft is honored all of the conditions contained in Section 5.2 (other than paragraph (b) thereof) have been satisfied.

        (c) U.K. Revolving Loans. From time to time on or after the Effective Date and during the Availability Period, each U.K. Lender shall make loans under this Section 2.1(c) to U.K. Borrower in an aggregate principal amount at any one time outstanding (including its Commitment Percentage of all Letter of Credit Liabilities relating to U.K. Letters of Credit at such time) up to but not exceeding such U.K. Lender's Commitment Percentage of the Maximum U.K. Available Amount. Subject to the conditions in this Agreement, any such U.K. Revolving Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such U.K. Revolving Loans shall be due and payable in full on the Termination Date. Loans made under this
Section 2.1(c) shall be made and denominated in Dollars. The aggregate of all U.K. Revolving Loans to be made by the U.K. Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the U.S. Commitments or (ii) $500,000 or any integral multiple of $100,000 in excess thereof.

        (d) Bankers' Acceptances. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall accept and purchase Bankers' Acceptances drawn on it under Section 2.3 hereof by Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Canadian Revolving Loans outstanding at such time and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. No Bankers' Acceptance may be made or accepted on or after the Termination Date and all outstanding Bankers' Acceptances shall mature no later than the end of the Availability Period. Bankers' Acceptances shall be made and denominated in Canadian Dollars.

        (e) Term Loans. On the Effective Date, each Term Loan Lender shall make a loan to U.S. Borrower in the amount set forth opposite such Term Loan Lender's name on the signature pages hereof under the caption "Term Loans".

        (f) Chapter 346 Not Applicable. Borrowers, Agents and the Lenders agree pursuant to Chapter 346 ("Chapter 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Notes or any Obligation and that neither the Notes nor any Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

        2.2  Letters of Credit.

        (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities relating to U.S. Letters of Credit shall never exceed the aggregate amount of the U.S. Commitments and that aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit shall never exceed the aggregate amount of the Canadian Commitments and that aggregate Letter of Credit Liabilities relating to U.K. Letters of Credit shall never exceed the aggregate amount of the U.K. Commitments, (i) U.S. Borrower shall have the right, in addition to U.S. Revolving Loans provided for in Section 2.1(a) hereof, to utilize the U.S. Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit if U.S. Borrower shall so request in the notice referred to in Section 2.2(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "U.S. Letters of Credit"), Canadian Borrower shall have the right, in addition to Canadian Revolving Loans provided for in
Section 2.1(b) hereof and Bankers' Acceptances provided for in Section 2.1(d) hereof, to utilize the Canadian Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit if Canadian Borrower shall so request in the notice referred to in Section 2.2(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Canadian Letters of Credit", which term shall include, if the Canadian Lenders agree, letters of guarantee and performance bonds) and U.K. Borrower shall have the right, in addition to U.K. Revolving Loans provided for in Section 2.1(c) hereof, to utilize the U.K. Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit if U.K. Borrower shall so request in the notice referred to in Section 2.2(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "U.K. Letters of Credit", which term shall include, if the U.K. Lenders agree, letters of guarantee and performance bonds) and (ii) Wells Fargo agrees to issue U.S. Letters of Credit, HSBC Canada agrees to issue Canadian Letters of Credit and HSBC U.K. agrees to issue U.K. Letters of Credit. The Letters of Credit will, at the request of the applicable Borrower, be issued in currencies other than those expressly provided for in this Agreement so long as the applicable Agent is reasonably satisfied that such currency is readily available in the required amounts and that such currency selection is not otherwise disadvantageous to any Agent or any Lender. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each U.S. Lender, Canadian Lender or U.K. Lender, as the case may be, and each such U.S. Lender, Canadian Lender or U.K. Lender, as the case may be, shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Termination Date. No Letter of Credit shall have an expiration date after the date which is one year after the Revolving Loan Maturity Date. Any Letter of Credit that shall have an expiration date after the Revolving Loan Maturity Date shall be subject to Cover, such Cover to be delivered to the applicable Agent on the later of the date of issuance of such Letter of Credit or the date which is one (1) year prior to the Revolving Loan Maturity Date. Wells Fargo or, with the prior approval of U.S. Borrower, U.S. Agent and the applicable U.S. Lender, another U.S. Lender shall be the Issuer of each U.S. Letter of Credit; HSBC Canada or, with the prior approval of Canadian Borrower, Canadian Agent and the applicable Canadian Lender, another

Canadian Lender shall be the Issuer of each Canadian Letter of Credit and HSBC U.K. or, with the prior approval of U.K. Borrower, U.K. Agent and the applicable U.K. Lender, another U.K. Lender shall be the Issuer of each U.K. Letter of Credit. Except as provided above, all U.S. Letters of Credit and U.K. Letters of Credit shall be denominated in Dollars and all Canadian Letters of Credit shall, at the option of Canadian Borrower, be denominated in either Dollars or Canadian Dollars. Fees due in respect of a U.S. Letter of Credit or a U.K. Letter of Credit shall be payable in Dollars and fees due in respect of a Canadian Letter of Credit shall be payable (i) in Dollars, if such Letter of Credit is denominated in Dollars and (ii) in Canadian Dollars if such Letter of Credit is denominated in Canadian Dollars or any other currency.

        (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

             (i) U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, shall give the appropriate Agent notice requesting each issuance of a Letter of Credit hereunder as provided in Section 4.3 hereof and shall furnish such additional information regarding such transaction as such Agent may reasonably request. Upon receipt of such notice, such Agent shall promptly notify each U.S. Lender, Canadian Lender or U.K. Lender, as the case may be, of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit.

             (ii) No U.S. Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of U.S. Revolving Loans plus (B) the aggregate Letter of Credit Liabilities relating to U.S. Letters of Credit would exceed the Maximum U.S. Available Amount. No Canadian Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Canadian Revolving Loans plus (B) the aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit plus (C) the aggregate Bankers' Acceptance Liabilities would exceed the Maximum Canadian Available Amount. No U.K. Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of U.K. Revolving Loans plus (B) the aggregate Letter of Credit Liabilities relating to U.K. Letters of Credit would exceed the Maximum U.K. Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the U. S. Commitment, Canadian Commitment or U.K. Commitment, as the case may be, of each applicable Lender shall be deemed to be utilized for all purposes hereof, including Section 2.5(a), in an amount equal to such Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

             (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall notify the Agents and thereafter the U.S. Agent, the Canadian Agent or the U.K. Agent, as the case may be, shall promptly notify the applicable Borrower and each applicable Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the earlier of the expiration date of a Letter of Credit or the Termination Date any applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each applicable Lender will pay to the U.S. Agent, the Canadian Agent or the U.K. Agent, as the case may be, immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the applicable Borrower, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston, Texas time (in the case of a U.S. Letter of Credit) or 12:00 noon Toronto, Ontario time (in the case of a Canadian Letter of Credit) or 11:00 a.m. London, United Kingdom time (in the case of a U.K. Letter of Credit) on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to (i) in respect of U.S. Letters of Credit or U.K. Letters of Credit, the Federal Funds Rate,
        (ii) in respect of Canadian Letters of Credit which are denominated in Dollars, the Base Rate plus two percent (2%) and (iii) in respect of Canadian Letters of Credit which are denominated in Canadian Dollars, the Canadian Prime Rate plus two percent (2%). To the extent that it is ultimately determined that the applicable Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit, together with interest from the date of payment by such Lender to the date of repayment by the Issuing Bank at the interest rates set forth above applicable to such Lenders.

             (iv) U.S. Borrower, the Canadian Borrower or U.K. Borrower, as the case may be, shall be irrevocably and unconditionally obligated forthwith to reimburse the appropriate Agent, on the date on which such Agent notifies U.S. Borrower, the Canadian Borrower or U.K. Borrower, as the case may be, of the date and amount of any payment by the applicable Issuer of any drawing or payment made under a Letter of Credit, for the amount paid by such Issuer upon such drawing or payment, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.1 and 5.2 hereof, the limitations on size contained in Section 2.1 and to the Maximum U.S. Available Amount, Maximum Canadian Available Amount or Maximum U.K. Available Amount, as the case may be (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans or, in the case of the Canadian Borrower, by the issuance, acceptance and purchase of Bankers' Acceptances. The applicable Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the applicable Agent in respect of such Letter of Credit pursuant to clause (iii) above. To the extent such applicable Agent does not pay such Lender within the timeframes which are applicable to such Lenders in clause (iii) above, such applicable Agent shall pay interest to such Lenders at the interest rates set forth in clause (iii) above applicable to such Lenders for such period of delay.

             (v) U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, will pay to the appropriate Agent at the Principal Office of such Agent for the account of each applicable Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) the Margin Percentage then in effect with respect to LIBOR Borrowings multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in arrears on each three (3) month anniversary of the issuance of the applicable Letter of Credit and upon expiration or termination of the applicable Letter of Credit. The applicable Agent will pay to each applicable Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender's Commitment Percentage times the amount of such fees. In addition to and cumulative of the above described fees, U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, shall pay to the appropriate Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fronting fee in an amount equal to the greater of (x) $500 or
        (y) 1/8% of the face amount of the applicable Letter of Credit (such fronting fee to be retained by the applicable Issuer for its own account).

             (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to applicable Agent, and (B) that U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the applicable Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

             (vii) Each Issuer will send to U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, and each applicable Lender, immediately upon issuance of any Letter of Credit issued by such Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

        (c) Indemnification; Release. U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, hereby indemnifies and holds harmless each Agent, each Lender and each Issuer from and against any and all claims, damages, losses, liabilities, costs or expenses which such Agent, such Lender or such Issuer may incur (or which may be claimed against such Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, shall not be required to indemnify or hold harmless any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification or exoneration, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, hereby releases, waives and discharges each Agent, each Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any Agent, any Issuer or any other Lender to fulfill or comply with its obligations to such Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, may have against such defaulting party or may have in respect of gross negligence or willful misconduct). Nothing in this Section 2.2(c) is intended to limit the obligations of U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, under any other provision of this Agreement.

        (d) Additional Costs in Respect of Letters of Credit. Subject to Sections 11.7 and 11.17 hereof, if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than any tax based on or measured by net income), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, through the appropriate Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through such Agent, U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, through the appropriate Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.2(d) as promptly as practicable after any executive officer of such Lender obtains knowledge thereof and determines to request such compensation, and (if so requested by U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, through the appropriate Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as the case may be, may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that no such U.S. Lender shall have any obligation so to designate a different lending office which is not located in the United States of America, no such Canadian Lender shall have any obligation so to designate a different lending office which is not located in Canada and no such U.K. Lender shall have any obligation so to designate a different lending office which is not located in the United Kingdom).

        2.3  Certain Provisions Relating to Bankers' Acceptances.

        (a) Subject to the terms and conditions hereof, each Canadian Lender severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrower denominated in Canadian Dollars. The Canadian Borrower shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 12:00 noon (Toronto, Ontario time) two (2) Business Days prior to the proposed date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000.00 and integral multiples of C$100,000.00 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000.00 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit G.

             (1) Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of approximately 1, 2 or 3 months or, if available, 6 months excluding days of grace and shall mature on a Business Day on or before the Revolving Loan Maturity Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

             (2) Subject to Section 2.3(a)(3), Bankers' Acceptances shall be signed by duly authorized officers of the Canadian Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers' Acceptances bearing such facsimile signatures shall be binding on the Canadian Borrower as if they had been manually executed and delivered by such officers on behalf of the Canadian Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Canadian Borrower on the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance shall be binding on the Canadian Borrower;

             (3) In lieu of the Canadian Borrower signing Bankers' Acceptances in accordance with Section 2.3(a)(2) and, for so long as the power of attorney in Section 2.3(a)(5) is in force with respect to a given Canadian Lender, such Canadian Lender shall execute and deliver Bankers' Acceptances on behalf of the Canadian Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Canadian Borrower, Bankers' Acceptances executed by the Canadian Borrower or similar expressions shall be deemed to include Bankers' Acceptances executed in accordance with a power of attorney, unless the context otherwise requires;

             (4)  If and for so long as the power of attorney referred to in
        Section 2.3(a)(5) is in force with respect to each of the Canadian Lenders, it is intended that pursuant to the DBNA, all Bankers' Acceptances accepted by the Canadian Lenders under this Agreement will be issued in the form of a "depository bill" (as defined in the DBNA), deposited with a "clearing house" (as defined in the DBNA including The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Canadian Agent will, subject to the approval of the Canadian Borrower and the Canadian Lenders, establish and notify the Canadian Borrower and the Canadian Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

              (i) any instrument held by the Canadian Lenders for the purposes of Bankers' Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

             (ii) any reference to the authentication of the Bankers' Acceptance will be removed; and

            (iii) any reference to the "bearer" will be removed and such
                  Bankers' Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

             (5) To facilitate the issuance and acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrower hereby appoints each Canadian Lender, acting by any authorized signatory of such Lender, as its attorney to:

              (i) to sign for and on behalf and in the name of the Canadian
                  Borrower as drawer, drafts in such Canadian Lender's standard form which are depository bills as defined in the DBNA, payable to a "clearing house" (as defined in the DBNA) including, without limitation, The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the "clearing house");

             (ii) for drafts which are not depository bills, to sign for and on behalf and in the name of the Canadian Borrower as drawer and to endorse on its behalf, Bankers' Acceptances drawn on the Canadian Lender payable to the order of the undersigned or payable to the order of such Canadian Lender;

            (iii) to fill in the amount, date and maturity date of such
                  Bankers' Acceptances; and

             (iv) to deposit and/or deliver such Bankers' Acceptances which have been accepted by such Canadian Lender,

        provided that such acts in each case are to be undertaken by the Canadian Lender in question strictly in accordance with instructions given to such Canadian Lender by the Canadian Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Canadian Lender may be mechanically reproduced in facsimile on Bankers' Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Canadian Lender. The communication in writing by the Canadian Borrower, or on behalf of the Canadian Borrower by the Canadian Agent, to the Canadian Lender of the instructions set out in the Bankers' Acceptance Notice shall constitute (a) the authorization and instruction of the Canadian Borrower to the Canadian Lender to sign for and on behalf and in the name of the Canadian Borrower as drawer the requested Bankers' Acceptances and to complete and/or endorse Bankers' Acceptances in accordance with such information as set out above and (b) the request of the Canadian Borrower to the Canadian Lender to accept such Bankers' Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Canadian Borrower acknowledges that a Canadian Lender shall not be obligated to accept any such Bankers' Acceptances except in accordance with the provisions of this Agreement. A Canadian Lender shall be and it is hereby authorized to act on behalf of the Canadian Borrower upon and in compliance with instructions communicated to that Canadian Lender as provided herein if the Canadian Lender reasonably believes such instructions to be genuine. If a Canadian Lender accepts Bankers' Acceptances pursuant to any such instructions, that Canadian Lender shall confirm particulars of such instructions and advise the Canadian Agent that it has complied therewith by notice in writing addressed to the Canadian Agent and served personally or sent by telecopier in accordance with the provisions hereof. A Canadian Lender's actions in compliance with such instructions, confirmed and advised to the Canadian Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Canadian Borrower. This power of attorney may be revoked by the Canadian Borrower with respect to any particular Canadian Lender at any time upon not less than 5 Banking Days' prior written notice served upon the Canadian Lender in question and the Canadian Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Canadian Borrower in respect of any Bankers' Acceptance executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

             (6) If the power of attorney in Section 2.3(a)(5) is revoked with respect to any Canadian Lender, the Canadian Borrower shall, from time to time as required by the applicable Canadian Lenders, provide to the Canadian Agent for delivery to each such Canadian Lender drafts drawn in blank by the Canadian Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Canadian Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Canadian Borrower to the Canadian Agent or a Canadian Lender shall be held in safekeeping by the Canadian Agent or such Canadian Lender, as the case may be, with the same degree of care as if they were the Canadian Agent's or such Canadian Lender's property, and shall only be dealt with by the Canadian Lenders and the Canadian Agent in accordance herewith. No Canadian Lender shall be responsible or liable for its failure to make its share of any Bankers' Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide such pre-signed drafts to the Canadian Agent (for delivery to such Canadian Lender) on a timely basis.

             (7) Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000.00 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.00.

             (8) Each Bankers' Acceptance to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's office shown on the signature pages hereof or as otherwise designated by such Canadian Lender from time to time.

             (9) On the relevant borrowing date, each Canadian Lender severally agrees to purchase from the Canadian Borrower, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrower, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under Section 2.3(c) in respect of such Bankers' Acceptance.

             (10) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

             (11) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

        (b) With respect to each Bankers' Acceptance, the Canadian Borrower, prior to the occurrence and continuation of a Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrower) to the Canadian Agent at or before 12:00 noon (Toronto, Ontario time) two (2) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian Agent on the same day, of the Canadian Borrower's intention to issue one or more Bankers' Acceptance on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the

Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Toronto, Ontario time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrower fails to give such notice and does not otherwise pay to the Canadian Agent all Bankers' Acceptance Liabilities on the maturity date of any such Bankers' Acceptance, then subject to satisfaction of the conditions in
Section 5 hereof and to the Maximum Canadian Available Amount, the Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Canadian Lender which accepted such maturing Bankers' Acceptance, which Canadian Prime Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full.

        (c) An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in Section 2.3(a)(6)) in respect of, and as a condition precedent to the acceptance by such Canadian Lender of, a Bankers' Acceptance to be accepted by such Canadian Lender calculated at the rate per annum equal to the Margin Percentage applicable to LIBOR Borrowings, calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

        2.4  Terminations, Reductions or Reallocations of Commitments.

        (a) Mandatory. On the Termination Date, all U.S. Commitments, Canadian Commitments and U.K. Commitments shall be terminated in their entirety.

        (b) Optional Termination or Reduction. U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, shall have the right to terminate or reduce the unused portion of the U.S. Commitments, the Canadian Commitments or the U.K. Commitments, as the case may be, at any time or from time to time, provided that (i) U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, shall give notice of each such termination or reduction to the appropriate Agent as provided in Section 4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of $2,000,000. Notwithstanding the foregoing, U.S. Borrower may not reduce the U.S. Commitments below the then outstanding principal balance of the U.S. Revolving Loan Obligations, Canadian Borrower may not reduce the Canadian Commitments below the then outstanding principal balance of the Canadian Obligations and U.K. Borrower may not reduce the U.K. Commitments below the then outstanding principal balance of the U.K. Obligations. No termination or reduction of the Commitments pursuant to this provision may be reinstated without the prior written approval of Agents and the Lenders.

        (c) Optional Increase. At any time after September 1, 2004 and so long as no Default or Event of Default shall have occurred which is continuing, U.S. Borrower shall have the right to increase the U.S. Commitments by an amount not exceeding $20,000,000, in the aggregate, provided that (i) the U.S. Borrower shall give notice of each such increase to the U.S. Agent as provided in Section
4.3 hereof, (ii) no Lender shall be required to increase its U.S. Commitment unless it shall have expressly agreed to such increase in writing (but otherwise, no notice to or consent by any Lender shall be required, notwithstanding anything to the contrary set forth in Section 11.5 hereof),
(iii) the addition of new U.S. Lenders shall be subject to the terms and provisions of Section 11.6 hereof as if such new U.S. Lenders were acquiring an interest in the U.S. Loans by assignment from an existing U.S. Lenders (to the extent applicable, i.e. required approvals, minimum amounts, execution of new U.S. Revolving Notes and the like), (iv) the U.S. Borrower shall execute and deliver such additional or replacement U.S. Revolving Notes and such other documentation (including evidence of proper authorization) as may be reasonably requested by the U.S. Agent, any new U.S. Lenders or any U.S. Lenders which is increasing its Commitment and (v) each such increase shall be in an aggregate amount of at least $5,000,000. If the U.S. Borrower shall terminate or reduce the U.S. Commitments pursuant to Section 2.4(b) hereof, it shall have no further right to increase the U.S. Commitments pursuant to this Section. U.S. Borrower shall be required to pay (or to reimburse each applicable U.S. Lender for) any breakage costs incurred by any U.S. Lender in connection with the need to reallocate existing U.S. Loans among the U.S. Lenders following any increase in the U.S. Commitments pursuant to this provision.

        (d) Reallocations. Subject to agreement by the Borrowers, any Dual Lender may reallocate its existing U.S. Commitment and Canadian Commitment or U.K. Commitment, as the case may be, so long as the sum of such U.S. Commitment and Canadian Commitment or U.K. Commitment, as the case may be, remains unchanged. In addition, with the prior written consent of all of the Dual Lenders, any U.S. Lender may agree with Borrowers to convert a portion of its U.S. Commitment into a Canadian Commitment or a U.K. Commitment, thereby becoming a Dual Lender, any Canadian Lender may agree with Borrowers to convert a portion of its Canadian Commitment into a U.S. Commitment and any U.K. Lender may agree with Borrowers to convert a portion of its U.K Commitment into a U.S. Commitment, in each case so long as (i) each Lender continues to be a U.S. Lender with a U.S. Commitment of at least $1,000,000 and (ii) the sum of such Lender's U.S. Commitment and Canadian Commitment or U.K. Commitment, as the case may be, remains equal to the aggregate amount of such Lender's U.S. Commitment and Canadian Commitment or U.K. Commitment, as the case may be, prior to such reallocation. Borrowers shall give written notice to the Agents of any reallocation pursuant to this provision at least ten (10) Business Days prior to the effective date of any such reallocation. No Lender shall be required to agree to any such reallocation, but may do so at its option, in its sole discretion. The following conditions precedent must be satisfied prior to any such reallocation becoming effective:

             (1) no Default or Event of Default shall have occurred and be continuing;

             (2) if, as a result of any such reallocation, the aggregate U.S. Revolving Loan Obligations would exceed the aggregate of all of the U.S. Commitments, then the U.S. Borrower shall, on the effective date of such reallocation, repay or prepay U.S. Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to U.S. Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate U.S. Revolving Loan Obligations shall not exceed the aggregate of all of the U.S. Commitments;

             (3) if, as a result of any such reallocation, the Canadian Obligations would exceed the aggregate of all of the Canadian Commitments, then the Canadian Borrower shall, on the effective date of such reallocation, repay or prepay Canadian Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or for Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Canadian Obligations shall not exceed the aggregate of all of the Canadian Commitments;

             (4) if, as a result of any such reallocation, the U.K. Obligations would exceed the aggregate of all of the U.K. Commitments, then the U.K. Borrower shall, on the effective date of such reallocation, repay or prepay U.K. Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to U.K. Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the U.K. Obligations shall not exceed the aggregate of all of the U.K. Commitments;

             (5) Borrowers shall have paid any amounts (or shall have provided Cover) due under Sections 2.9(c) or (d) hereof on the date of such reallocation;

             (6) the Maximum Canadian Available Amount shall be adjusted to equal the sum of all of the Canadian Commitments after giving effect to such reallocation, the Maximum U.K. Available Amount shall be adjusted to equal the sum of all of the U.K. Commitments after giving effect to such reallocation and the Maximum U.S. Available Amount shall be adjusted to equal the sum of all of the U.S. Commitments after giving effect to such reallocation;

             (7) participations by the Lenders in the outstanding Letters of Credit and the Letter of Credit Liabilities and the outstanding Loans of the Lenders shall be adjusted to give effect to such reallocation; provided, however, that in lieu of requiring any prepayment of any Bankers' Acceptances in order to make appropriate adjustments to give effect to such reallocations, Canadian Borrower shall be required to provide additional Cover for any applicable portion of the Bankers' Acceptance Liabilities;

             (8) each Lender whose U.S. Commitment, Canadian Commitment or U.K. Commitment shall be the subject of any reallocation shall have received from the Borrowers a fee equal to the greater of $3,000.00 or 1/16% of the amount of the increase or decrease, as the case be, in its Canadian Commitment or U.K. Commitment, as the case may be.

        2.5  Commitment Fees.

        (a) U.S. Borrower shall pay to U.S. Agent for the account of each U.S. Lender, Canadian Borrower shall pay to Canadian Agent for the account of each Canadian Lender and U.K. Borrower shall pay to U.K. Agent for the account of each U.K. Lender, commitment fees for the Availability Period at a rate per annum equal to the Commitment Fee Percentage. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's U.S. Commitment, Canadian Commitment or U.K. Commitment, as the case may be, for such day over (y) the sum of (i) the aggregate unpaid principal balance (in Dollars) of such Lender's applicable Note or Notes on such day plus (ii) the aggregate applicable Letter of Credit Liabilities as to such Lender for such day plus, in the case of Canadian Lenders only, (iii) the aggregate Bankers' Acceptance Liabilities outstanding on such day. Accrued commitment fees shall be payable in arrears on the Quarterly Dates prior to the Termination Date and on the Termination Date, with any Canadian Obligations converted to Dollars at the Exchange Rate on each such date for the purposes of each such calculation.

        (b) All past due fees payable under this Section shall bear interest at the Past Due Rate.

        2.6 Several Obligations. The failure of any Lender to make any Loan to be made by it or to accept and purchase any Bankers' Acceptance required to be so accepted and purchased by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or to accept and purchase its Bankers' Acceptance on such date, but neither any Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan or to accept and purchase any Bankers' Acceptance or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (i) if a U.S. Lender fails to make a U.S. Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting U.S. Lender, the amount which would have been paid to the defaulting U.S. Lender shall be divided among the non-defaulting U.S. Lenders ratably according to their respective Commitment Percentages until the Obligations of each U.S. Lender (including the defaulting U.S. Lender) are equal to such U.S. Lender's Commitment Percentage of the total U.S. Revolving Loan Obligations, (ii) if a Canadian Lender fails to make a Canadian Revolving Loan or accept and purchase any Bankers' Acceptance as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Canadian Lender, the amount which would have been paid to the defaulting Canadian Lender shall be divided among the non-defaulting Canadian Lenders ratably according to their respective Commitment Percentages until the Obligations of each Canadian Lender (including the defaulting Canadian Lender) are equal to such Canadian Lender's Commitment Percentage of the total Canadian Obligations and (iii) if a U.K. Lender fails to make a U.K. Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting U.K. Lender, the amount which would have been paid to the defaulting U.K. Lender shall be divided among the non-defaulting U.K. Lenders ratably according to their respective Commitment Percentages until the Obligations of each U.K. Lender (including the defaulting U.K. Lender) are equal to such U.K. Lender's Commitment Percentage of the total U.K. Obligations.

        2.7 Notes. The U.S. Revolving Loans made by each U.S. Lender shall be evidenced by a single U.S. Revolving Note of U.S. Borrower in substantially the form of Exhibit D hereto payable to the order of such U.S. Lender in a principal amount equal to the U.S. Commitment of such U.S. Lender, and otherwise duly completed. The Canadian Revolving Loans made by each Canadian Lender which are denominated in Dollars shall be evidenced by a single Canadian Revolving Note of Canadian Borrower in substantially the form of Exhibit C hereto payable to the order of such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender, and otherwise duly completed. The Canadian Prime Loans made by each Canadian Lender shall be evidenced by a single Canadian Dollar Revolving Note of Canadian Borrower in substantially the form of Exhibit H hereto payable to the order of such Canadian Lender in a principal amount equal to two times the Canadian Commitment of such Canadian Lender, and otherwise duly completed. The U.K. Revolving
Loans made by each U.K. Lender shall be evidenced by a single U.K. Revolving Note of U.K. Borrower in substantially the form of Exhibit K hereto payable to the order of such U.K. Lender in a principal amount equal to the U.K. Commitment of such U.K. Lender, and otherwise duly completed. The Term Loans made by each Lender shall be evidenced by a single Term Note of U.S. Borrower in substantially the form of Exhibit J hereto payable to the order of such Lender in a principal amount equal to the sum of the outstanding principal balance of the Term Loans made by such Lender, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by each Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the applicable Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of any Borrower under such Note or hereunder in respect of such Loan.

        2.8 Use of Proceeds. The proceeds of the Loans, of the Letters of Credit and of the acceptance and purchase of Bankers' Acceptances shall be used by the Borrowers to refinance existing Borrowed Money Indebtedness of the Borrowers and for acquisitions and for other working capital and general corporate purposes. Neither any Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans or of the acceptance and purchase of Bankers' Acceptances.

        2.9  Currency Fluctuations.

        (a) Not later than 1:00 p.m. (Houston, Texas time) on each Calculation Date, the U.S. Agent shall determine the Exchange Rate applicable to Canadian Dollars as of such Calculation Date. For purposes of this Section and Section 3.2(b)(4) hereof, the Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date").

        (b) Not later than 4:00 p.m. (Houston, Texas time) on each Reset Date, the U.S. Agent shall consult with the Canadian Agent and the Agents shall determine the aggregate Canadian Obligations, the aggregate U.S. Revolving Loan Obligations and the aggregate U.K. Obligations.

        (c) If, on any Reset Date or on the date of any reallocation of the U.S. Commitments, the Canadian Commitments and the U.K. Commitments pursuant to
Section 2.4(c) hereof, the sum of the aggregate U.S. Revolving Loan Obligations, the U.K. Obligations and the Canadian Obligations exceeds the aggregate of all of the U.S. Commitments, the Canadian Commitments and the U.K. Commitments, then
(i) the Agents shall give notice thereof to the Lenders and Borrowers and (ii) the Borrowers shall within two (2) Business Days thereafter, repay or prepay

Loans (or provide Cover for Letter of Credit Liabilities or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount sufficient to reduce the sum of the aggregate U.S. Revolving Loan Obligations, the U.K. Obligations and the Canadian Obligations to the aggregate of all of the U.S. Commitments, the Canadian Commitments and the U.K. Commitments.

        (d) If, on any day prior to the Termination Date, the Canadian Obligations exceed the aggregate of all of the Canadian Commitments, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within two (2) Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Canadian Obligations shall not exceed the aggregate of all of the Canadian Commitments.

3.      Borrowings, Prepayments and Interest Options.

        3.1 Borrowings. The applicable Borrower shall give the applicable Agent notice of each borrowing to be made hereunder as provided in Section 4.3 hereof and the applicable Agent shall promptly notify each applicable Lender of such request. Not later than 2:00 p.m. Houston, Texas time (in the case of U.S. Revolving Loans which are same day fundings), 11:00 a.m. Houston, Texas time (in the case of U.S. Revolving Loans which are not same day fundings), 11:00 a.m. Toronto, Ontario time (in the case of Canadian Revolving Loans which are not same day fundings and Bankers' Acceptances), 1:00 p.m. Toronto, Ontario time (in the case of Canadian Revolving Loans which are same day fundings), 11:00 a.m. London, United Kingdom time (in the case of U.K. Revolving Loans which are not same day fundings) or 1:00 p.m. London, United Kingdom time (in the case of U.K. Revolving Loans which are same day fundings) on the date specified for each such borrowing hereunder, each applicable Lender shall make available the amount of the Loan, if any, to be made by it on such date and/or the proceeds of the acceptance and purchase of any Bankers' Acceptances, if any, to be so accepted and purchased by it on such date to the applicable Agent at its Principal Office, in immediately available funds, for the account of the applicable Borrower. Such amounts received by the applicable Agent will be held in an account maintained by the applicable Borrower with the applicable Agent. The amounts so received by the applicable Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the applicable Borrower and approved by the applicable Agent.

        3.2  Prepayments.

        (a) Optional Prepayments. Except as provided in Section 3.3 hereof, each Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any premium, penalty or fee, any of the Obligations (other than Obligations relating to Bankers' Acceptances) at any time or from time to time, provided that the applicable Borrower shall give the applicable Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment shall be in an amount equal to $1,000,000 (in respect of Loans denominated in Dollars) or C$1,000,000 (in respect of Loans denominated in Canadian Dollars) or an integral multiple of $500,000 (in respect of Loans denominated in Dollars) or C$500,000 (in respect of Loans denominated in Canadian Dollars) in excess thereof. Bankers' Acceptances may not be prepaid. Such optional prepayments of Term Loans shall be applied ratably (based on outstanding principal balances) to all Term Notes and shall be applied to scheduled principal installments in inverse order of their maturities.

        (b) Mandatory Prepayments and Cover. Except, in each case, as provided in Section 3.3 hereof,

             (1)  Insurance Proceeds and Condemnation Awards.

                      (i) Promptly following the receipt thereof by U.S. Borrower or any of its Subsidiaries (other than a Borrower or a Subsidiary of Canadian Borrower or U.K. Borrower which is a Foreign Subsidiary), U.S. Borrower shall deposit or cause to be deposited with U.S. Agent in an interest bearing account (but without any obligation to maximize such interest) all of the net cash proceeds of any payment or award in excess of $1,000,000 made to any such Person under any policy of Property insurance with respect to any Property owned by such Person or pursuant to any condemnation award with respect to any such Property; provided such amounts have not theretofore been reasonably expended for the restoration or replacement of the asset in respect of which such payment or award was made. Such amounts shall be collaterally assigned to U.S. Agent as security for the U.S. Obligations in a manner reasonably acceptable to U.S. Agent. Upon delivery to U.S. Agent of written certification by U.S. Borrower that the applicable Obligor has reasonably expended amounts or committed in writing to expend amounts for the restoration or replacement of the asset in respect of which such payment or award was made, specifying the amount expended or committed, so long as no Default or Event of Default shall have occurred and be continuing any such amount deposited with U.S. Agent shall be released by U.S. Agent to U.S. Borrower; provided, however, that, in the event that within 180 days of receipt of such payment or award by U.S. Borrower, to the extent U.S. Borrower shall not have actually spent or certified to U.S. Agent its intention to expend a substantially equivalent amount for the restoration or replacement of the asset in respect of which such payment or award was made or to purchase other assets that may be productively used in the business of the U.S. Borrower or the applicable Subsidiary, U.S. Borrower shall make a prepayment on the Term Loans (using any funds deposited with U.S. Agent pursuant to this Section 3.2(b)(1) or other funds) in the amount of the excess of the amount of such payment or award over the amount of such expenditures and/or commitment on such 180th day. Such prepayment shall be applied to the Term Notes secured by the applicable Collateral and shall be applied to scheduled principal installments in inverse order of their maturities.

                      (ii) In cases where the amount of the net cash proceeds of any payment or award is equal to or less than $1,000,000 and no Default or Event of Default has occurred and is continuing, such proceeds may be paid to any Obligor, and if received by U.S. Agent shall be paid by U.S. Agent to U.S. Borrower, for use in paying for replacements or repairs of or substitutes for the damaged, destroyed or taken assets or in a manner otherwise consistent with this Agreement.

             (2) Excess Cash Flow. Within fifteen (15) Business Days after the delivery of the Annual Financial Statements pursuant to Section 7.2 hereof with respect to the fiscal year of U.S. Borrower (commencing with the fiscal year ending on December 31, 2004), U.S. Borrower shall make a prepayment on the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year less (ii) optional prepayments made on the Term Loans during such fiscal year. Such prepayment shall be applied ratably to the Term Notes (based on outstanding principal balances) and shall be applied to scheduled principal installments in inverse order of their maturities. Notwithstanding the foregoing, the obligations to make payments under this Section 3.2(b)(2) shall cease at such time as the Funded Debt to EBITDA Ratio shall have been less than
        1.25 to 1.00 for two (2) consecutive fiscal quarters.

             (3) U.S. Borrowing Base. U.S. Borrower shall from time to time on demand by U.S. Agent prepay the U.S. Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to U.S. Letters of Credit) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all U.S. Revolving Loan Obligations shall be less than or equal to the Maximum U.S. Available Amount.

             (4) Canadian Borrowing Base. Canadian Borrower shall from time to time on demand by Canadian Agent prepay the Canadian Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Canadian Obligations shall be less than or equal to the Maximum Canadian Available Amount (provided, however, that for purposes of this clause (4), the Exchange Rate used for conversion of Canadian Dollars into Dollars shall be the Exchange Rate as of the most recently occurring Calculation Date).

             (5) U.K. Borrowing Base. U.K. Borrower shall from time to time on demand by U.K. Agent prepay the U.K. Revolving Loans (or provide Cover for Letter of Credit Liabilities relating to U.K. Letters of Credit) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all U.K. Obligations shall be less than or equal to the Maximum U.K. Available Amount (provided, however, that for purposes of this clause (5), the Exchange Rate used for conversion of Pounds or Euros (as the case may be) into Dollars shall be the Exchange Rate as of the most recently occurring Calculation Date).

             (6) Sale of Certain Assets. An amount equal to the net proceeds in excess of $2,000,000 (in any fiscal year) realized from the sale of assets (other than real Property acquired after the date hereof and other than the Covington, Louisiana plant of a Subsidiary of U.S. Borrower which is held for sale as of the date hereof) outside of the ordinary course of business by U.S. Borrower or any of its Subsidiaries shall be applied as a prepayment on the Term Loans within forty-five
        (45) days after the receipt of such proceeds by U.S. Borrower or its applicable Subsidiary. An amount equal to the net proceeds in excess of $3,000,000 (in any fiscal year) realized from the sale of real

        Property acquired after the date hereof (other than the Covington, Louisiana plant of a Subsidiary of U.S. Borrower which is held for sale as of the date hereof) by U.S. Borrower or any of its Subsidiaries shall be applied as a prepayment on the Term Loans within forty-five (45) days after the receipt of such proceeds by U.S. Borrower or its applicable Subsidiary. Each such prepayment shall be applied ratably to the Term Notes (based on outstanding principal balances) and shall be applied to scheduled principal installments in inverse order of their maturities.

             (7) Equity Proceeds. An amount equal to one hundred percent (100%) of the net proceeds realized from the issuance of any equity securities by U.S. Borrower in connection with any public offering of equity securities shall be applied as a prepayment on the Term Loans within forty-five (45) days after the receipt of such proceeds by U.S. Borrower. Such prepayment shall be applied ratably to the Term Notes (based on outstanding principal balances) and shall be applied to scheduled principal installments in inverse order of their maturities.

             (8) SACROC Facility. If (x) any material part of the SACROC Contracts shall for any reason be terminated, or shall cease to be in full force and effect, and shall not be replaced or reinstated in a manner acceptable to U.S. Agent within three (3) months or (y) Kinder Morgan shall, for any reason, fail to pay any amounts coming due and payable to U.S. Borrower or any of its Subsidiaries under any of the SACROC Contracts (exclusive of billing disputes being contested in good faith by Kinder Morgan in accordance with good industry practice) and such failure shall not be cured by Kinder Morgan within twenty (20) days after written notice thereof (exclusive of any cure by means of a waiver by U.S. Borrower or any of its Subsidiaries or by payment by U.S. Borrower or any of its Subsidiaries or any of their respective Affiliates) or (z) the aggregate trailing twelve (12) month payments to U.S. Borrower and its Subsidiaries under the SACROC Contracts shall be less than the aggregate annual debt service on the Term Notes for such twelve (12) month period for any reason, the entire unpaid principal balance of the Term Notes and all accrued and unpaid interest on the unpaid principal balance of the Term Notes shall be due and payable.

        (c) Term Loan Amortization. The principal of the Term Notes shall be due and payable in quarterly installments, each due on a Quarterly Date, beginning on June 30, 2004, equal to $1,607,142.86 (in the aggregate for all Term Notes) and allocated among the Term Loan Lenders pro rata in accordance with the unpaid principal balances of the Term Notes held by the Term Loan Lenders. On the Term Loan Maturity Date, the entire unpaid principal balance of each Term Note and all accrued and unpaid interest on the unpaid principal balance of each Term Note shall be finally due and payable.

        (d) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

        (e) Payments and Interest on Reimbursement Obligations. Each Borrower will pay to the applicable Agent for the account of each applicable Lender the amount of each Reimbursement Obligation owed by such Borrower. Such payment shall be due on the date on which the applicable Agent notifies the applicable Borrower of the date and amount of the applicable payment by an Issuer of any drawing under a Letter of Credit or on the date of maturity of any Bankers' Acceptance. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Sections 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans or, in the case of Canadian Obligations, of the acceptance and purchase or Bankers' Acceptances. Subject to Section 11.7 hereof, each Borrower will pay to the applicable Agent for the account of each applicable Lender interest on any Reimbursement Obligation at (i) at the applicable Base Rate (with respect to Reimbursement Obligations denominated in Dollars) or at the Canadian Prime Rate (with respect to Reimbursement Obligations denominated in Canadian Dollars) plus the applicable Margin Percentage from the date such Reimbursement Obligation arises until the date five (5) Business Days thereafter and (ii) at the applicable Past Due Rate thereafter until the same is paid in full.

        3.3  Interest Options

        (a) Options Available. The outstanding principal balance of the Canadian Dollar Revolving Notes shall bear interest at the Canadian Prime Rate plus the applicable Margin Percentage and the outstanding principal balance of the other Notes shall bear interest at the applicable Base Rate; provided, that
(1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, each Borrower shall have the option of having all or any portion of the principal balances of its Notes (other than the Canadian Dollar Revolving Notes) from time to time outstanding bear interest at a Eurodollar Rate. The records of Agents and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

        (b) Designation and Conversion. Each Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.3(a) and the provisions of Section 3.3(c), each Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of its Notes (other than the Canadian Dollar Revolving Notes). Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the applicable Notes. The Interest Options shall be designated or converted in the manner provided below:

         (i) The applicable Borrower shall give the applicable Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and the applicable Agent shall promptly inform each applicable Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan and type (i.e. U.S. Revolving Loan, Canadian Revolving Loan, U.K. Revolving Loan or Term Loan) which is the subject of the designation, if any; the amount of borrowings which are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by the applicable Borrower. Such telephonic notice shall be irrevocable and shall be given to the applicable Agent no later than the applicable Rate Designation Date.

        (ii) No more than four (4) LIBOR Borrowings shall be in effect with respect to the U.S. Revolving Loans at any time, no more than four
             (4) LIBOR Borrowings shall be in effect with respect to the Canadian Revolving Loans at any time and no more than four (4) LIBOR Borrowings shall be in effect with respect to the U.K. Revolving Loans at any time. No more than four (4) LIBOR Borrowings shall be in effect with respect to the Term Loans at any time. No single LIBOR Borrowing may include any combination of any two or more of U.S. Revolving Loans, Canadian Revolving Loans, U.K. Revolving Loans and Term Loans.

       (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a Business Day.

        (iv) Except as provided in Section 3.3(c) hereof, no LIBOR Borrowing may be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

         (v) Each request for a LIBOR Borrowing shall be in the amount equal to $1,000,000 or an integral multiple of $500,000 in excess thereof.

        (vi) Each designation of an Interest Option with respect to the U.S. Revolving Notes shall apply to all of the U.S. Revolving Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Canadian Revolving Notes shall apply to all of the Canadian Revolving Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the U.K. Revolving Notes shall apply to all of the U.K. Revolving Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Term Notes shall apply to all of the Term Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

       (vii) The entire outstanding principal balance of the Canadian Dollar Revolving Notes shall bear interest at the Canadian Prime Rate.

        (c)  Special Provisions Applicable to LIBOR Borrowings.

        (i) Options Unlawful. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish such LIBOR Borrowing shall forthwith be canceled and the applicable Borrower shall forthwith, shall on the last day of the Interest Period relating to any outstanding LIBOR Borrowing (or within such earlier period as may be required by applicable law) (1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when any Agent so notifies any Borrower, such Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

        (ii) Increased Cost of Borrowings. Subject to Section 11.17, if the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar
Rate:

             (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

             (2) change the basis of taxation of payments due from any Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

             (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar
                  Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

             (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by any Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), the applicable Borrower shall pay to the applicable Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The reasonable, good faith determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error. Each Borrower shall have the right, if it receives from any Agent any notice referred to in this paragraph, upon three Business Days' notice to the applicable Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify the applicable Borrower through the applicable Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower through the applicable Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as the applicable Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

        (iii)Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, the applicable Agent (or, in the case of clause 3 below, the applicable Lender) shall have reasonably and in good faith determined (which determination shall be conclusive and binding upon the applicable Borrower, absent manifest error) that:

             (1) such Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

             (2) by reason of circumstances affecting the applicable market, generally, such Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by the applicable Borrower, or

             (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period, then the applicable Agent shall give the applicable Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by such Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from such Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the applicable Agent shall notify such Borrower that the circumstances giving rise to such notice from such Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from the applicable Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

        (iv) Funding Losses. Each Borrower shall indemnify each applicable Lender against and hold each applicable Lender harmless from any Funding Loss relating to Loans to such Borrower or relating to Bankers' Acceptances requested by such Borrower. Subject to Section 11.17, this indemnity shall survive the payment of the Notes. Within 15 Business Days after demand by any Agent (accompanied by a certificate of the applicable Lender setting forth in reasonable detail the amount and calculation of the amount claimed as to any Funding Losses, which shall be conclusive and binding upon the applicable Borrower, absent manifest error), the applicable Borrower shall pay to such Agent, for the account of such Lender, the amount of such Funding Losses.

        (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to any Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Canadian Prime Rate or any applicable Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

        (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

4.      Payments; Pro Rata Treatment; Computations, Etc.

        4.1  Payments.

        (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by any Borrower hereunder, under the Notes and under the other Loan Documents shall be made, without set-off or counterclaim, in (i) with respect to Bankers' Acceptance Liabilities and Canadian Prime Loans, Canadian Dollars and (ii) in all other cases, in Dollars, in immediately available funds, to the applicable Agent at its Principal Office (or in the case of a successor U.S. Agent, at the principal office of such successor U.S. Agent in the United States, in the case of a successor Canadian Agent, at the principal office of such successor Canadian Agent in Canada and in the case of a successor U.K. Agent, at the principal office of such successor U.K. Agent in the United Kingdom), not later than 11:00 a.m. Houston, Texas time (in the case of any payment by the U.S. Borrower), 12:00 noon Toronto, Ontario time (in the case of any payment by the Canadian Borrower) or 11:00 a.m. London, United Kingdom time (in the case of any payment by the U.K. Borrower) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

        (b) Each Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the applicable Agent the Obligations payable by such Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by any Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If any Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by such Agent if such payment is received prior to 11:00 a.m. Houston, Texas time (in the case of any payment to a U.S. Lender) or 12:00 noon Toronto, Ontario time (in the case of any payment to a Canadian Lender) or 11:00 a.m. London, United Kingdom time (in the case of any payment to a U.K. Lender) (or on the next succeeding Business Day with respect to payments which are received after such time), such Agent shall pay to the applicable Lender interest on such amount from such date at a rate of interest per annum equal to (i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (ii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate. Borrowers, Lenders and Agents acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of
Section 4.2(d) regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing.

        (c) If the due date of any payment hereunder or under any other Loan Document falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in clause (2) of the definition of "Interest Period") shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

        (d) All payments by any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Agent, each Issuer and each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes"). If any withholding or deduction from any payment to be made to, or for the account of, any Agent, any Issuer or any Lender by any Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the applicable Agent an official receipt or other documentation reasonably satisfactory to such Agent evidencing such payment to such authority; and (iii) pay to the applicable Agent, for the account of each affected Person, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Person will equal the full amount such Lender would have received had no such withholding or deduction been required. Each such Person shall reasonably and in good faith determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on each Borrower). If any Agent, any Issuer or any Lender becomes aware that any such withholding or deduction from any payment to be made by any Borrower hereunder or under any other Loan Document is required, then such Person shall promptly notify the applicable Agent and the applicable Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the applicable Agent and the applicable Borrower such forms as it may be required to execute and deliver pursuant to
Section 11.13 hereof. To the extent that any such withholding or deduction results from a breach of a representation by a Lender set forth herein or from the failure of a Lender to provide a form required by Section 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the applicable Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by any Borrower of any material amount under this Section, the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the applicable Borrower shall (i) if the Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Agents (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, in order to replace the affected Lender in lieu of such substitution.

        4.2  Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under Section 2.1 hereof shall be made (w) in the case of Canadian Revolving Loans, ratably from the Canadian Lenders in accordance with their respective Canadian Commitments, (x) in the case of U.K. Revolving Loans, ratably from the U.K. Lenders in accordance with their respective U.K. Commitments, (y) in the case of U.S. Revolving Loans, ratably from the U.S. Lenders in accordance with their respective U.S. Commitments and (z) in the case of Term Loans, ratably from the Term Loan Lenders in accordance with the amounts set forth opposite their signature lines hereto under the heading "Term Loans"; (b) each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the U.S. Commitments, Canadian Commitments or U.K. Commitments of the Lenders under
Section 2.3 hereof shall be applied, pro rata, according to the Lenders' respective U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be; (c) each payment by any Borrower of principal of or interest on the Term Loans, Canadian Revolving Loans, U.K. Revolving Loans, U.S. Revolving Loans or any Bankers' Acceptance, as the case may be, prior to the occurrence of an Event of Default (or after the applicable Event of Default shall have been fully cured or waived) shall be made to the applicable Agent for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans, Canadian Revolving Loans, U.K. Revolving Loans or U.S. Revolving Loans (as the case may be) held by or Bankers' Acceptances accepted by such Lenders; (d) each payment by any Borrower of principal of or interest on the Term Loans, Canadian Revolving Loans, U.K. Revolving Loans, U.S. Revolving Loans or any Bankers' Acceptance, as the case may be, while an Event of Default shall have occurred and be continuing, shall be made to the applicable Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Obligations held by the Lenders (i.e. such payments shall be shared by all of the Lenders and not restricted to the holders of U.S. Revolving Notes, Canadian Revolving Notes, Canadian Dollar Revolving Notes, U.K. Revolving Notes or Term Notes, or Lenders having accepted Bankers' Acceptances, as the case may be, regardless of any attempted contrary designation by any Borrower), and (e) the applicable Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective Commitment Percentages.

        4.3 Certain Actions, Notices, Etc. Notices to the applicable Agent of any termination or reduction of U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the applicable Agent not later than noon Houston, Texas time (in the case of U.S. Revolving Loans which are same day fundings), 11:00 a.m. Houston, Texas time (in the case of U.S. Revolving Loans which are not same day fundings and U.S. Letters of Credit), 12:00 noon Toronto, Ontario time (in the case of Canadian Revolving Loans which are not same day fundings, Bankers' Acceptances and Canadian Letters of Credit), 10:00 a.m. Toronto, Ontario time (in the case of Canadian Revolving Loans which are same day fundings), 11:00 a.m. London, United Kingdom time (in the case of U.K. Revolving Loans which are not same day fundings and U.K. Letters of Credit) or 10:00 a.m. London, United Kingdom time (in the case of U.K. Revolving Loans which are same day fundings) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                          Number of Business
                                                           Days Prior Notice
                                                          ------------------

        Section 2.4(d) Reallocations                             10
        Termination or Reduction of U.S.

        Commitments, Canadian Commitments
        or U.K. Commitments                                       5

        Increase of U.S. Commitments (pursuant
        to Section 2.4(c) hereof)                                10

        U.S. Revolving Loan, Canadian
        Revolving Loan or U.K. Revolving

        Loan repayment                                           same day

        Base Rate Borrowings                                     same day
        and Canadian Prime Loans

        Letter of Credit issuance                                 2

        Prepayments required pursuant to
        Section 3.2(b)                                           same day

        Optional prepayment of

        Term Loan                                                 5

        Selection of a Eurodollar Rate                            3 LIBOR
                                                                  Business Days

        Bankers' Acceptances                                      2


Each such notice of termination or reduction shall specify the amount of the applicable U.S. Commitment, Canadian Commitment or U.K. Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The applicable Agent shall promptly notify the affected Lenders of the contents of each such notice.

        4.4 Non-Receipt of Funds by Any Agent. Unless the applicable Agent shall have been notified by a Lender or a Borrower (the "Payor") prior to the date on which such Lender is to make payment to such Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit or funding of a payment under a Bankers' Acceptance or reimbursement with respect to any payment under a Bankers' Acceptance) to be made by it hereunder or the applicable Borrower is to make a payment to such Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Agent, the applicable Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to such Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the applicable Borrower and, if such Borrower fails to pay the amount thereof to the applicable Agent forthwith upon demand, the applicable Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to such Agent the amount made available by such Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by such Agent until the date Agent recovers such amount at a rate per annum for such period equal to (i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (ii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate.

        4.5 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or Lien granted under Section 9.2 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

5.      Conditions Precedent.

        5.1 Initial Loans, Letters of Credit and Bankers' Acceptances. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in the initial Letter of Credit hereunder or to accept and purchase its initial Bankers' Acceptance hereunder (whichever shall first occur) is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the Majority Lenders (or by all of the Lenders to the extent that such waiver requires unanimous consent under
Section 11.5 hereof):

        (a) Authorization and Status. Agents shall have received (i) copies of the Organizational Documents of each Obligor certified as true and correct by its secretary, assistant secretary or other equivalent officer, (ii) evidence reasonably satisfactory to Agents of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary, assistant secretary or other equivalent officer of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby), and (iii) such certificates as may be appropriate to demonstrate the qualification and good standing of each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify could reasonably be expected to have a Material Adverse Effect.

        (b) Incumbency. Each Obligor shall have delivered to Agents a certificate in respect of the name and signature of each of the officers or other authorized individual (i) who is authorized to sign on its behalf the applicable Loan Documents to which it is a party related to any Loan, the issuance of any Letter of Credit or the acceptance of any Bankers' Acceptance and (ii) who will, until replaced by other officer(s) or other authorized individual(s) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan, the issuance of any Letter of Credit or the acceptance of any Bankers' Acceptance. Each Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

        (c) Notes. Agents shall have received the appropriate Notes of Borrowers for each Lender, duly completed and executed.

        (d) Loan Documents. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agents shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agents may approve.

        (e) Security Matters. All such action as Agents shall have requested to perfect the Liens created pursuant to the Security Documents which are in effect as of the Effective Date shall have been taken, including, without limitation, where applicable, the filing and recording of the Security Documents with the appropriate Governmental Authorities. Agent shall also have received evidence satisfactory to it that the Liens created by the Security Documents constitute first priority Liens, except as expressly provided herein or therein, including, without limitation, delivery of all applicable stock certificates (with stock powers executed in blank), Uniform Commercial Code search reports and other applicable personal property registry reports, satisfactory title evidence in form and substance acceptable to Agent, and executed releases or assignments (as U.S. Agent may require) of any prior Liens which are not permitted hereunder.

        (f) Fees and Expenses. Borrowers shall have paid to Agents all unpaid fees in the amounts previously agreed upon in writing between any Borrower and any Agent.

        (g) Insurance. Borrowers shall have delivered to Agents certificates of insurance satisfactory to Agents evidencing the existence of all insurance required to be maintained by each Obligor by this Agreement and the Security Documents.

        (h) Opinions of Counsel. Agents shall have received such opinions of counsel to Obligors as Agents shall reasonably request with respect to Obligors and the Loan Documents.

        (i) Consents. Agents shall have received evidence satisfactory to the Majority Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans, Letters of Credit and Bankers'

Acceptances and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

        (j) Export/Import Credit Facilities. Agents shall have received copies of the material documentation relating to the Export/Import Credit Facilities, in Proper Form. Upon request of Agents or the Majority Lenders, such copies shall be certified as true, correct and complete by the U.S. Borrower.

        (k) Real Property Items. U.S. Agent shall have received brokers' valuations of the Property covered by the Mortgages, together with evidence reasonably satisfactory to the U.S. Agent that none of the Property covered by the Mortgages lies in an area requiring special notices of flood hazard issues or the purchase of flood hazard insurance and, to the extent reasonably required by U.S. Agent with respect to Property covered by any Mortgage a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Property described therein, free of any other Liens except as permitted hereunder, together with such endorsements, coinsurance and reinsurance as the U.S. Agent may reasonably request, and such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the U.S. Agent may reasonably request.

        (l) Field Exam. Agents shall have received satisfactory results from a field exam of the Accounts and Inventory of U.S. Borrower, Canadian Borrower and each applicable Obligor in respect of the U.S. Obligations and the Canadian Obligations.

        (m) Appraisals. U.S. Agent shall have received satisfactory results of appraisals of the plant, property and equipment of U.S. Borrower each applicable Obligor in respect of the U.S. Obligations, including an update of the 2003 Barnes & Click report with respect to the SACROC Facility.

        (n) Environmental. To the extent required by Agents, Agents shall have received satisfactory independent environmental engineers' environmental reports, including a Phase 1 on the Calgary manufacturing facility and the Electra, Texas facility, reporting on the existence of existing and potential environmental risks along with an estimate of any applicable costs for clean up.

        (o) SACROC Facility. U.S. Agent shall have received satisfactory Security Agreements providing for a collateral assignment to U.S. Agent of all rights, titles and interests of National Tank Company in and to the SACROC Contracts.

        (p) Other Documents. Agents shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agents may reasonably request.

        5.2 All Loans, Letters of Credit and Bankers' Acceptances. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit or to accept and purchase any Bankers' Acceptance is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance or such acceptance and purchase of all representations and warranties of each Obligor contained in this Agreement and the other

Loan Documents; (b) the applicable Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan, Letter of Credit or Bankers' Acceptance, as the case may be, by the time and on the Business Day specified under Section 4.3 hereof,
(2) in the case of a Letter of Credit, an Application, and (3) such other documents as the applicable Agent may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit or the acceptance and purchase of such Bankers' Acceptance, there shall have occurred no event which could reasonably be expected to have a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing; and (e) the making of such Loan or the issuance of such Letter of Credit or the acceptance and purchase of such Bankers' Acceptance shall not be illegal or prohibited by any applicable Legal Requirement. The submission by any Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit or Bankers' Acceptance have been satisfied.

6.      Representations and Warranties.

        To induce Agents, the Issuers and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and accept and purchase Bankers' Acceptances, U.S. Borrower, Canadian Borrower and U.K. Borrower each represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit and the acceptance and purchase of any Bankers' Acceptances) to the Lenders, Issuers and Agents as follows:

        6.1 Organization. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted; and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

        6.2 Financial Statements. Borrowers have furnished to Agents (a) audited consolidated financial statements (including a balance sheet) as to U.S. Borrower that fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of U.S. Borrower as at the end of the fiscal years ended December 31, 2001 and December 31, 2002; (b) unaudited consolidating financial statements (including a balance sheet) as to U.S. Borrower and its Subsidiaries which fairly present in all material respects, in accordance with GAAP, the consolidating financial condition and the results of operations of U.S. Borrower and its Subsidiaries, on a consolidating basis, as at the end of the fiscal years ended December 31, 2001 and December 31, 2002; and (c) unaudited consolidated and consolidating financial statements (including a balance sheet) as to U.S. Borrower and its Subsidiaries which fairly present in all material respects, in accordance with GAAP, the consolidated and consolidating financial condition and the results of operations of U.S. Borrower and its Subsidiaries as at the end of the fiscal quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Effective Date which would cause said financial statements to be misleading in any material respect. Except for the Loan Documents, there are no material instruments or liabilities which should be reflected in such financial statements provided to Agent which are not so reflected.

        6.3 Enforceable Obligations; Authorization. The Loan Documents to which the applicable Obligors are parties are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by the respective Obligors (a) have all been duly authorized by all necessary corporate action; (b) are within the corporate power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which could reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except in favor of Agents as expressly contemplated herein or therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever except Permitted Liens.

        6.4 Other Debt. No Obligor is in default in the payment of any other Borrowed Money Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default could reasonably be expected to have a Material Adverse Effect.

        6.5 Litigation. Except as set forth on Schedule 6.5 hereto, there is no material litigation or administrative proceeding, to the knowledge of any executive officer of any Borrower, pending or threatened against, nor any material outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default could reasonably be expected to have a Material Adverse Effect.

         6.6 Title.   Each  Obligor  has  good  and  defensible  title  to  the
Collateral, if any, pledged (or purported to be pledged) by such Obligor pursuant to the Security Documents, free and clear of all Liens (except Liens permitted under Section 8.2 hereof).

        6.7 Taxes. Each Obligor has filed all tax returns required to have been filed by it and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith or where the failure to make required filings or pay required taxes could not reasonably be expected to have a Material Adverse Effect.

        6.8 Regulations U and X. None of the proceeds of any Loan or proceeds from the acceptance and purchase of Bankers' Acceptances will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

        6.9 Subsidiaries. As of the Effective Date, U.S. Borrower has no Subsidiaries other than as set forth on Schedule 6.9 hereto. The percentage of the issued and outstanding Equity Interests in each applicable Subsidiary which is owned by U.S. Borrower or one or more of its Subsidiaries is set forth on
Schedule 6.9 hereto.

        6.10 No Untrue or Misleading Statements. No document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document contains any untrue statement of material fact or omits to state any such fact necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

        6.11 ERISA. With respect to each Plan, each Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of any Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that could reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Borrower or any member of the Controlled Group. Except as described on Schedule 6.11 hereto, the aggregate Unfunded Liabilities in respect of all Plans as of the date hereof do not exceed $1,000,000. No "prohibited transaction" has occurred with respect to any Plan.

        6.12 Investment Company Act. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

        6.13 Public Utility Holding Company Act. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        6.14 Solvency. None of U.S. Borrower, Canadian Borrower, U.K. Borrower, any other Obligor, U.S. Borrower and its Subsidiaries, on a consolidated basis, Canadian Borrower and its Subsidiaries, on a consolidated basis, or U.K. Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas or of any jurisdiction in which any of the Collateral may be located or unable to pay its debts within the meaning of
Section 123 of the Insolvency Act 1986 (England and Wales).

        6.15 Fiscal Year. The fiscal year of each Obligor ends on December 31.

        6.16 Compliance. Each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        6.17 Environmental Matters. Each Obligor has, to the best knowledge of their respective executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which could reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of their respective executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the best knowledge of their respective executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect. None of the officers of any Obligor has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which could reasonably be expected to have a Material Adverse Effect. None of U.S. Borrower, Canadian Borrower or U.K. Borrower knows of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which could reasonably be expected to have a Material Adverse Effect, for which the applicable Obligor has not made good faith provisions in its business plan and projections of financial performance.

        6.18 Collateral Covered. As of the Effective Date, the Collateral covered by the Security Documents constitutes substantially all real Property (other than the Excluded Real Property) and substantially all material personal Property owned by U.S. Borrower and its Subsidiaries (other than Excluded Subsidiaries and Foreign Subsidiaries which are not Subsidiaries of Canadian Borrower or U.K. Borrower) and all of the issued and outstanding Equity Interests in all of the Subsidiaries of U.S. Borrower (other than Excluded Subsidiaries and Foreign Subsidiaries which are not Subsidiaries of Canadian Borrower or U.K. Borrower) owned by U.S. Borrower or any of its Subsidiaries (with the Collateral being allocated among Canadian Obligations, U.K. Obligations and U.S. Obligations as herein provided).

        6.19 Property of Excluded Subsidiaries and Certain Foreign Subsidiaries. The aggregate value (based on the greater of book or market value) of the Property owned by Excluded Subsidiaries or by Foreign Subsidiaries of U.S. Borrower (other than Canadian Borrower, U.K. Borrower or their Subsidiaries) as of the Effective Date is no greater than $7,000,000.

7.      Affirmative Covenants.

        U.S. Borrower, Canadian Borrower and U.K. Borrower each covenants and agrees with Agents and the Lenders that prior to the payment of all Obligations and the termination of all U.S. Commitments, Canadian Commitments and U.K. Commitments it will do or cause to be done, and cause each other Obligor (unless limited by the language of the applicable provision to less than all of the Obligors) to do or cause to be done, each and all of the following:

        7.1 Taxes, Existence, Regulations, Property, Etc. At all times, except where failure or noncompliance could not reasonably be expected to have a Material Adverse Effect: (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property; and (d) cause its Property to be protected, maintained and kept in good repair, ordinary wear and tear excepted, and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently in accordance with past practices.

        7.2 Financial Statements and Information. Furnish to Agents and each Lender each of the following: (a) as soon as available and in any event within 90 days after the end of the fiscal year 2003 and within 60 days after the end of each fiscal year thereafter, Annual Financial Statements of U.S. Borrower;
(b) as soon as available and in any event within 45 days after the end of each fiscal quarter during the fiscal year 2004 and within 35 days after the end of each fiscal quarter of each fiscal year thereafter, Quarterly Financial Statements of U.S. Borrower; (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Agents to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by a duly authorized officer of U.S. Borrower as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of March 31, 2004, a compliance certificate ("Compliance Certificate") substantially in the form of Exhibit F hereto, duly executed by such authorized officer; (d) by March 31 of each fiscal year, U.S. Borrower's annual business plan for the then current fiscal year (including their proforma balance sheets and income and cash flow projections for such fiscal year); (e) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by U.S. Borrower to shareholders generally and each regular or periodic report and each registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by U.S. Borrower with, or received by U.S. Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; (f) (1) as of the Effective Date and (2) within 30 days after the end of each calendar month, a Borrowing Base Certificate as at the Effective Date or the last day of such calendar month, together with such supporting information as U.S. Agent may reasonably request; (g) within 30 days after (i) the end of each calendar quarter or (ii) receipt of a request therefor (which may be given from time to time) from U.S. Agent, (1) a listing and aging of the Accounts of (x)
U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries or Excluded Subsidiaries), (y) the Subsidiaries of Canadian Borrower and (z) the Subsidiaries of U.K. Borrower which are Foreign Subsidiaries (other than Excluded Subsidiaries) as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as U.S. Agent may reasonably request (including information supporting the progress payments included in the Eligible Accounts) and (2) a summary of the Inventory of (x)

U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries or Excluded Subsidiaries) and (y) the Subsidiaries of Canadian Borrower as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as U.S. Agent may reasonably request; (h) from time to time, at any time upon the request of U.S. Agent, but at the cost of the applicable Borrower, a report of an independent collateral field examiner approved by U.S. Agent in writing and reasonably acceptable to the applicable Borrower (which may be, or be affiliated with, any Agent or one of the Lenders) with respect to the Accounts and Inventory components included in the U.S. Borrowing Base, the Canadian Borrowing Base and the U.K. Borrowing Base (provided, however, that so long as no Event of Default has occurred and is continuing, U.S. Agent shall not require such a report more than once per calendar year and during the continuance of an Event of Default, U.S. Agent shall not require such a report more than once per calendar quarter), and (i) such other information relating to the condition (financial or otherwise), operations, prospects or business of any Obligor as from time to time may be reasonably requested by any Agent or any Lender. Each delivery of a financial statement pursuant to this Section 7.2 shall constitute a restatement of the representations contained in the last two sentences of Section 6.2.

        7.3  Financial Tests.  Have and maintain:

        (a) Tangible Net Worth - Tangible Net Worth of not less than (1) at all times during the period commencing on the Effective Date through and including March 31, 2004, an amount equal to $14,566,000 and (2) at all times during each fiscal quarter thereafter, the minimum Tangible Net Worth required as of the end of the immediately preceding fiscal quarter plus 50% of the net income of U.S. Borrower and its Subsidiaries, on a consolidated basis (if positive), for the period from December 31, 2003 through the last day of the fiscal quarter ending immediately prior to the date of such calculation plus 100% of the net proceeds realized from the issuance of any equity securities by U.S. Borrower during that period.

        (b) Funded Debt to EBITDA Ratio - a Funded Debt to EBITDA Ratio of not greater than (1) 3.50 to 1.00 at all times during the period commencing on the date hereof through and including June 30, 2004, (2) 3.00 to 1.00 at all times during the period commencing on July 1, 2004 through and including September 30, 2004, and (3) 2.75 to 1.00 at all times thereafter.

        (c) Fixed Charge Coverage Ratio - a Fixed Charge Coverage Ratio of not less than (1) 1.10 to 1.00 at all times during the period commencing on the date hereof through and including September 30, 2004 and (2) 1.25 at all times thereafter.

        7.4 Inspection. Permit each Agent and each Lender upon 3 Business Days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property in a manner consistent with applicable safety requirements and policies of insurance, to examine its files, books and records, except classified governmental material, legally privileged material and material subject to a confidentiality obligation, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as any Agent may reasonably desire; provided that such inspection does not unreasonably interfere with such Obligor's operations.

        7.5 Further Assurances. Promptly execute and deliver, at the expense of U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, any and all other and further instruments which may be reasonably requested by any Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity and priority of the Liens created by the Security Documents.

        7.6 Books and Records. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

        7.7 Insurance. Maintain insurance on its Property with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and Properties in the same general areas in which the applicable Obligor operates, and furnish each Agent satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Each Agent shall be provided with a certificate showing coverages provided under the policies of insurance and such policies shall be endorsed to the effect that they will not be canceled for nonpayment of premium, reduced or affected in any material manner without thirty (30) days' prior written notice to Agents.

        7.8 Notice of Certain Matters. Give Agents written notice of the following promptly after any executive officer of U.S. Borrower, Canadian Borrower or U.K. Borrower shall become aware of the same:

        (a) the issuance by any applicable Governmental Authority having jurisdiction in the matter of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the acceptance and purchase of Bankers' Acceptances or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any such litigation, seeking any such injunction, order or other restraint;

        (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $1,000,000 or which could reasonably be expected to result in a Default hereunder; and

        (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.

Borrowers will also notify Agents in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. After the Effective Date, Borrowers will notify Agents in writing at least 45 days prior to any Borrower's or any of their Subsidiaries' (other than Excluded Subsidiaries and other than Foreign Subsidiaries which are not Subsidiaries of Canadian Borrower or U.K. Borrower) acquisition of any real Property or any material personal Property having aggregate fair market value in excess of $2,500,000, wherever located, other than the Collateral covered by the Security Documents (such acquisition or ownership being herein called an "Additional Collateral Event" and the Property so acquired or owned being herein called "Additional Collateral").

        7.9 Capital Adequacy. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable Legal Requirement regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to the appropriate Agent) as provided below, pay (subject to Sections 11.7 and 11.17 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, and shall be conclusive and binding, absent manifest error. U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, shall pay the amount shown as due on any such certificate within fifteen (15) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

        7.10 ERISA Information and Compliance. Promptly furnish to Agents: (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan,
(ii) if requested by any Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service or any Governmental Authority having jurisdiction under Applicable Canadian Pension Legislation, copies of each annual and other report or other information return with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an authorized officer of the applicable Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action the applicable Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (iv) promptly after the filing or receiving thereof by any Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, in whole or in part, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by any Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. To the extent required under applicable statutory funding requirements, each Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect and, in addition, with respect to Plans governed by Applicable Canadian Pension Legislation, all special payments in connection with solvency deficiencies or going concern Unfunded Liabilities, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect. Each Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect.

        7.11 Additional Security Documents. As soon as practicable and in any event within 30 days after an Additional Collateral Event, Borrowers shall (a) execute and deliver or cause to be executed and delivered Security Documents, in Proper Form, in favor of the applicable Agent and duly executed by the applicable Obligor, granting a first-priority Lien (except for Permitted Liens) upon the applicable Additional Collateral securing all of the Canadian Obligations (in the case of Canadian Borrower or any of its Subsidiaries), the U.K. Obligations (in the case of U.K. Borrower or any of its Subsidiaries which are Foreign Subsidiaries but which are not Excluded Subsidiaries) or the U.S. Obligations (in the case of U.S. Borrower or any of its Subsidiaries which are not Foreign Subsidiaries or Excluded Subsidiaries), except as U.S. Agent may otherwise agree in order to limit recording taxes or similar charges based upon the amount secured, and such other documents (including, without limitation, all items reasonably required by Agents in connection with the applicable Security Documents previously executed hereunder, all in Proper Form) as may be reasonably required by Agents in connection with the execution and delivery of such Security Documents; (b) deliver or cause to be delivered such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agents may reasonably request, and (c) pay in full all documentary stamps, filing and recording fees, taxes and other fees and charges payable in connection with the filing and recording of any such Security Document.

8.      Negative Covenants.

        U.S. Borrower, Canadian Borrower and U.K. Borrower each covenants and agrees with Agents and the Lenders that prior to the payment of all Obligations and the termination of all U.S. Commitments, Canadian Commitments and U.K. Commitments it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

        8.1 Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Borrowed Money Indebtedness under this Agreement and the other Loan Documents and Borrowed Money Indebtedness secured by Liens permitted by Section 8.2 hereof;
(b) the liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the Effective Date pursuant to
Section 6.2 hereof, and subject to Section 8.10 hereof, all renewals, extensions and replacements (but not increases) of any of the foregoing; (c) the Interest Rate Risk Indebtedness; (d) purchase money indebtedness to acquire Equipment obtained by U.S. Borrower or any of its Subsidiaries in the ordinary course of business (or financing under leases which, in accordance with GAAP have been recorded or should be recorded as capital leases) not exceeding $5,000,000 at any one time outstanding, in the aggregate for all such indebtedness; (e) purchase money indebtedness to acquire real Property obtained by U.S. Borrower or any of its Subsidiaries (or financing under leases which, in accordance with GAAP have been recorded or should be recorded as capital leases) not exceeding $4,000,000 at any one time outstanding, in the aggregate for all such indebtedness; (f) Borrowed Money Indebtedness of U.S. Borrower and its Subsidiaries under the Export/Import Credit Facilities not exceeding $25,000,000 in the aggregate at any one time outstanding; (g) Permitted Subordinated Indebtedness, and (h) Permitted Senior Indebtedness.

        8.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; except: (a) Liens created pursuant to any Loan Document; (b) Permitted Liens; (c) Liens securing Borrowed Money Indebtedness permitted under Section 8.1(d) hereof which does not cover any Property other than the applicable purchased Equipment and
(d) Liens securing Borrowed Money Indebtedness permitted under Section 8.1(e) hereof which does not cover any Property other than the applicable real Property.

        8.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agents in the financial statements delivered on or prior to the Effective Date pursuant to Section 6.2 hereof (and all renewals, extensions and replacements--but not increases--of such obligations after the Effective Date); (c) those liabilities permitted under Sections 8.1 or 8.2 hereof; (d) accounts payable incurred in the ordinary course of business; (e) performance and warranty guaranties of any Borrower or any of their Subsidiaries entered into in the ordinary course of business; and (f) other contingent liabilities which do not relate to Borrowed Money Indebtedness not exceeding $2,000,000 at any one time outstanding.

        8.4 Mergers, Consolidations and Dispositions of Assets. In any single transaction or series of transactions, directly or indirectly:

        (a) liquidate or dissolve; provided that any Excluded Subsidiary may liquidate, dissolve or take action to wind-up its operations without any necessity for notice to or consent by any Lender or any Agent and any other Subsidiary of U.S. Borrower may liquidate, dissolve or take action to wind-up its operations if (i) U.S. Borrower determines such action to be in the best interests of U.S. Borrower and its Subsidiaries; (ii) liquidating dividends are paid to U.S. Borrower or to a wholly-owned Subsidiary of U.S. Borrower; and (iii) U.S. Borrower gives Agents written notice of such action at least ten (10) days prior to taking such action;

        (b)  be a party to any merger or consolidation unless and so long as
             (i) no Default or Event of Default has occurred that is then continuing; (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default,
             (iii) if an Obligor is a party to such transaction, an Obligor is the surviving Person; (iv) the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party; and (v) Agents are given at least 10 days' prior written notice of such merger or consolidation;

        (c)  sell, convey or lease all or any part of its assets, except for
             (i) sales of Inventory in the ordinary course of business; (ii) sales of other Property in the ordinary course of business; (iii) sales or other dispositions of Property outside the ordinary course of business having a fair market value in an aggregate amount not to exceed $5,000,000; (iv) sales or other dispositions of Property (whether or not Collateral) expressly permitted by the other terms of this Agreement or any Loan Document; (v) conveyances constituting investments in Subsidiaries permitted by Section 8.8;
             (vi) transfers of assets from any Subsidiary of U.K. Borrower to U.K. Borrower or to another Subsidiary of U.K. Borrower so long as the Liens of the Security Documents are not affected thereby and
             (vii) subject to the Borrowers' compliance with Section 3.2(b), dispositions occurring as the result of a casualty event or condemnation, or

        (d) except for Liens in favor of Agents, pledge, transfer or otherwise dispose of any Equity Interest in any of U.S. Borrower's Subsidiaries or any Borrowed Money Indebtedness of any of U.S. Borrower's Subsidiaries or issue or permit any Subsidiary of U.S. Borrower to issue any additional Equity Interest other than stock evidencing a Permitted Investment or stock dividends (in each case, subject to a Lien in favor of Agents to the extent required hereby).

        8.5  Redemption, Dividends and Distributions. Except as set forth on
Schedule 8.5 hereof, at any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any Equity Interest other than Equity Interests in wholly-owned Subsidiaries or (b) make any distributions of any Property or cash to the owner of any of the Equity Interests in any Obligor, other than, in either case, Permitted Dividends and Permitted Investments (and the payment of loans owing by the Chief Executive Officer and President of the U.S. Borrower which constitute Permitted Investments by means of transfer to U.S. Borrower of Equity Interests in and to U.S. Borrower).

        8.6 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

        8.7 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director or holder of any Equity Interest in any Obligor (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources (to the best knowledge of Borrowers, after making reasonable inquiry).

        8.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or, except as permitted by Sections 8.4 or
8.9 hereof, have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (a) Permitted Investments;
(b) normal and reasonable advances in the ordinary course of business to officers and employees; (c) accounts receivable and accounts payable arising in the ordinary course of business; (d) deposits in money market funds investing exclusively in Permitted Investments; (e) Investments disclosed in the financial statements delivered pursuant to Section 6.2; (f) Investments by any Obligor in any other Obligor which is not a Foreign Subsidiary or an Excluded Subsidiary, and (g) other Investments not to exceed $500,000 in the aggregate at any time.

        8.9 Subsidiaries. Form, create or acquire any Subsidiary, except that U.S. Borrower (or any of its Subsidiaries) may form, create or acquire a wholly-owned Subsidiary so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (b) if such Subsidiary is not a Foreign Subsidiary, (1) such Subsidiary shall execute and deliver to each Agent a Guaranty in substantially the same form as the Guaranties executed concurrently herewith, (2) such Subsidiary shall execute and deliver to U.S. Agent such Security Documents as U.S. Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the real and material personal Property of such Subsidiary (subject to exceptions set forth in this Agreement) securing the U.S. Obligations and (3) the applicable owner(s) of the Equity Interests in such Subsidiary shall execute and deliver to U.S. Agent such Security Documents as U.S. Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the issued and outstanding Equity Interests in such Subsidiary; (c) if such Subsidiary is a Subsidiary of Canadian Borrower, (1) such Subsidiary shall execute and deliver to Canadian Agent a Guaranty in substantially the same form as the Guaranties executed concurrently herewith in favor of Canadian Agent, (2) such Subsidiary shall execute and deliver to Canadian Agent such Security Documents as Canadian Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the real and material personal Property of such Subsidiary (subject to exceptions set forth in this Agreement) securing the Canadian Obligations and (3) the applicable owner(s) of the Equity Interests in such Subsidiary shall execute and deliver to Canadian Agent such Security Documents as Canadian Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the issued and outstanding Equity Interests in such Subsidiary securing the Canadian Obligations; (d) if such Subsidiary is a Subsidiary of U.K. Borrower and is not an Excluded Subsidiary, (1) such Subsidiary shall execute and deliver to U.K. Agent a Guaranty in substantially the same form as the Guaranties executed concurrently herewith in favor of U.K. Agent, (2) such Subsidiary shall execute and deliver to U.K. Agent such Security Documents as U.K. Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the real and material personal Property of such Subsidiary (subject to exceptions set forth in this Agreement) securing the U.K. Obligations and (3) the applicable owner(s) of the Equity Interests in such Subsidiary shall execute and deliver to U.K. Agent such Security Documents as U.K. Agent may reasonably require in order to create a valid, perfected, first priority Lien upon all of the issued and outstanding Equity Interests in such Subsidiary securing the U.K. Obligations; and (f) Agents are given at least 10 days' prior written notice of such formation, creation or acquisition. Notwithstanding the foregoing, no Foreign Subsidiary may form, create or acquire a Subsidiary which is not a Foreign Subsidiary.

        8.10 Export/Import Credit Facilities. Terminate or agree to the termination of any Export/Import Credit Facility or amend, modify or obtain or grant a waiver of any provision of any of any Export/Import Credit Facility if such action could reasonably be expected to have a Material Adverse Effect (provided that no consent of any Agent or any Bank shall be required with respect to an amendment of the Export/Import Credit Facilities which has the sole effect of increasing the Export/Import Credit Facilities to an aggregate amount not greater than $25,000,000).

        8.11 Organizational Documents. Amend, modify, restate or supplement any of its Organizational Documents if such action could reasonably be expected to have a Material Adverse Effect.

        8.12 Unfunded Liabilities. Except as described on Schedule 6.11 hereto, incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of $1,000,000, in the aggregate, to arise or exist.

        8.13 Sale/Leasebacks. Enter into sale/leaseback transactions relating to assets with a fair market value in excess of $4,000,000 in the aggregate or enter into any sale/leaseback transaction relating to assets with a fair market value in excess of $500,000 in any single transaction unless Borrowers shall have demonstrated to the satisfaction of the U.S. Agent that no Default or Event of Default could be reasonably expected to arise as a result of such sale/leaseback transaction.

        8.14 Acquisitions. Acquire (a) any real Property or any material personal Property after the Effective Date (other than acquisitions of real or personal Property in the ordinary course of business) unless Borrowers shall have demonstrated to the satisfaction of the U.S. Agent on a pro forma basis that no Default or Event of Default could be reasonably expected to arise as a result of such sale/leaseback transaction and that, after giving effect to the applicable acquisition, at least $5,000,000 capacity shall be available for borrowings under the U.S. Commitments or (b) any real Property or any material personal Property after the Effective Date (other than acquisitions of real or personal Property in the ordinary course of business) with respect to which the aggregate consideration in any fiscal year exceeds $5,000,000.

        8.15 Negative Pledges. Except for (a) any of the Loan Documents, (b) the Export/Import Credit Facilities, (c) customary provisions in leases, licenses, asset sale agreements and other customary agreements not related to the Borrowed Money Indebtedness and entered into in the ordinary course of business, and (d) restrictions imposed by agreements governing Permitted Liens, enter into any agreement or contract which limits or restricts in any way the granting of Liens by U.S. Borrower or any of its Subsidiaries securing any of the Obligations.

        8.16 Synthetic Repurchases of Equity or Debt. Enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, the payments required to be made by the Borrower or its Subsidiaries are limited to amounts permitted to be paid under Section 8.5 hereof and (ii) in the case of any Synthetic Purchase Agreement, the obligations of the U.S. Borrower and its Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Majority Lenders.

        8.17 Property of Excluded Subsidiaries and Certain Foreign Subsidiaries. Permit the aggregate value (based on the greater of book or market value) of the Property owned by Excluded Subsidiaries or by Foreign Subsidiaries of U.S. Borrower (other than Canadian Borrower, U.K. Borrower or their Subsidiaries) to exceed $7,000,000.

        8.18 Limitation on Capital Expenditures. Permit aggregate Capital Expenditures of the U.S. Borrower and its Subsidiaries to exceed $10,000,000 in any fiscal year.

9.      Defaults.

        9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then any Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to U.S. Borrower, Canadian Borrower, U.K. Borrower or any other Person, declare the U.S. Commitments, the Canadian Commitments and the U.K. Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the U.S. Commitments, the Canadian Commitments and the U.K. Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require the applicable Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower, Canadian Borrower and U.K. Borrower; provided that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in clause (f), (g) or
(h) of this Section 9.1, the U.S. Commitments, the Canadian Commitments and the U.K. Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower, Canadian Borrower and U.K. Borrower, and (4) exercise any or all other rights and remedies available to any Agent or any Lenders under the Loan Documents, at law or in equity:

        (a) Payments - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the

Notes, this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required payment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and, in the case of clause
(ii) only, such failure to pay continues unremedied for a period of two Business Days after invoice; or

        (b) Other Obligations - any Obligor shall default in the payment when due of any principal of or interest on any Borrowed Money Indebtedness having an outstanding principal amount of at least $3,000,000 in the aggregate (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace and shall give rise to a right on the part of the holder of such Borrowed Money Indebtedness to accelerate such Borrowed Money Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowed Money Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Borrowed Money Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

        (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agents or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

        (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in
Section 7.3 hereof or (ii) default is made in the due observance or performance of any of the other covenants and agreements contained in Section 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by any Agent to U.S. Borrower, to Canadian Borrower or to U.K. Borrower or (y) such default otherwise becomes known to any executive officer of U.S. Borrower, to Canadian Borrower or to U.K. Borrower, whichever is earlier; or

        (e) Negative Covenants - default is made in the due observance or performance by U.S. Borrower, Canadian Borrower or U.K. Borrower of any of the covenants or agreements contained in Section 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

        (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, receiver-manager, interim receiver, monitor, conservator, liquidator or trustee of any Obligor or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 90 days; or any Obligor is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 90 days; or a petition is filed against any Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 90 days after such filing; or

        (g) Voluntary Petitions or Consents - any Obligor commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

        (h) Assignments for Benefit of Creditors or Admissions of Insolvency - any Obligor makes an assignment for the benefit of its creditors, or admits in writing its insolvency (including any admission of its inability to pay its debts generally as they become due), or consents to the appointment of a receiver, receiver-manager, interim receiver, monitor, trustee, or liquidator of such Obligor or of all or any substantial part of its Property; or

        (i) Undischarged Judgments - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $1,000,000 (exclusive of amounts covered by insurance) is rendered by any court or other Governmental Authority against any Obligor and such Obligor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

        (j) Security Documents - any Security Document after delivery thereof, shall cease for any reason, except to the extent permitted by the terms of this Agreement or such Security Document, to create a valid and perfected Lien of the first priority (subject to the Permitted Liens), required thereby on any of the Collateral individually or in the aggregate having a fair market value in excess of $1,000,000 purported to be covered thereby and securing that portion of the Obligations which is therein designated as being secured, or any Obligor (or any other Person who may have granted or purported to grant such Lien) will so state in writing or, after the creation thereof as herein provided, Agents shall cease to have valid, perfected, first priority Liens upon the issued and outstanding Equity Interests in and to all Subsidiaries of U.S. Borrower to the extent required by the terms of this Agreement; or

        (k) Change of Control; Ownership of Subsidiaries - (i) any Person other than U.S. Borrower or its Subsidiaries shall own any Equity Interest in any Subsidiary of U.S. Borrower (other than directors' qualifying shares and other than a 15% Equity Interest in NATCO Japan Co., Ltd. currently owned by Persons other than U.S. Borrower or its Subsidiaries) or any Person other than an Agent shall acquire any Lien on any Equity Interest in any Subsidiary of U.S. Borrower; or (ii) any Change of Control shall occur; or

        (l) Uninsured Loss - any Obligor shall be the subject of any uninsured or unindemnified casualty losses exceeding, in the aggregate, $1,000,000 in any fiscal year.

        (m) Material Adverse Change - any event shall occur which could reasonably be expected to have a Material Adverse Effect.

        9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by U.S. Borrower, Canadian Borrower, U.K. Borrower and the other Obligors), to setoff and apply any and all deposits, whether general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by U.S. Borrower, Canadian Borrower, U.K. Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or Property at any time held, and other Borrowed Money Indebtedness at any time owing by such Lender to or for the credit or the account of U.S. Borrower, Canadian Borrower, U.K. Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or any Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to U.S. Borrower, Canadian Borrower or U.K. Borrower or the applicable other Obligor, as the case may be, pro rata in accordance with their U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be. Each Lender agrees to promptly notify U.S. Borrower, Canadian Borrower, U.K. Borrower and Agents after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agents and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agents or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.7 hereof. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, any amounts realized under this Section which constitute an asset of any Foreign Subsidiary shall only be applied to the payment of Canadian Obligations or U.K. Obligations.

        9.3 Collateral Account. U.S. Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by any Agent or by the Majority Lenders (through any Agent), pay to U.S. Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all outstanding U.S. Letters of Credit, which funds shall be held by U.S. Agent as Cover. Canadian Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by any Agent or by the Majority Lenders (through any Agent), pay to Canadian Agent an amount in immediately available funds equal to the sum of the then aggregate amount available for drawings under all outstanding Canadian Letters of Credit plus the unpaid principal balance of all outstanding Bankers' Acceptances, which funds shall be held by Canadian Agent as Cover. U.K. Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by any Agent or by the Majority Lenders (through any Agent), pay to U.K. Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all outstanding U.K. Letters of Credit, which funds shall be held by U.K. Agent as Cover.

        9.4 Preservation of Security for Letter of Credit Liabilities. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to any

Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Loan Documents and all other amounts secured by the Security Documents, any Letters of Credit or Bankers' Acceptances shall remain outstanding and undrawn upon, the applicable Agent shall be entitled to hold (and each Borrower and each other Obligor hereby grants and conveys to Agent a security interest in and to) all cash or other Property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit and/or such Bankers' Acceptances. Such Proceeds of Remedies shall be held for the ratable benefit of the U.S. Lenders, the Canadian Lenders or U.K. Lenders, as the case may be. The rights, titles, benefits, privileges, duties and obligations of the applicable Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the applicable Security Documents. The applicable Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as such Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit, the payment of any Lender's obligations under any such Letter of Credit and/or the Obligations relating to any such Bankers' Acceptance when such Letter of Credit is drawn upon or such Bankers' Acceptance matures, as the case may be. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, any amounts realized under this Section which constitute an asset of any Foreign Subsidiary shall only be applied to the payment of Canadian Obligations or U.K. Obligations.

        9.5 Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Canadian Lenders hereunder, the Canadian Lenders shall be entitled to convert, with two (2) Business Days' prior notice to Canadian Borrower, any and all or any part of the then unpaid and outstanding LIBOR Borrowings and Base Rate Borrowings of the Canadian Borrower to Canadian Prime Loans. Any such conversion shall be calculated so that the resulting Canadian Prime Loans shall be the equivalent on the date of conversion of the amount of Dollars so converted. Any accrued and unpaid interest denominated in Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Canadian Prime Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

        9.6 Remedies Cumulative. No remedy, right or power conferred upon any Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10.     Agents.

        10.1 Appointment, Powers and Immunities. Each U.S. Lender hereby irrevocably appoints and authorizes U.S. Agent to act as its agent hereunder, under the U.S. Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to U.S. Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably appoints and authorizes Canadian Agent to act as its agent hereunder, under the Canadian Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Canadian Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each U.K. Lender hereby irrevocably appoints and authorizes U.K. Agent to act as its agent hereunder, under the U.K. Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to U.K. Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of any Agent shall be held by such Agent for the ratable benefit of the applicable Lenders. None of the Agents ("Agents" as used in this Section 10 shall include reference to their Affiliates and their own and their Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or shall have any duty to inquire into or pass upon any of the foregoing matters; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested and adequately indemnified by the Majority Lenders; (d) shall be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall be bound by or obliged to recognize any agreement among or between any Borrower and any Lender to which such Agent is not a party, regardless of whether such Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall be charged with notice or knowledge of any fact or information not herein set out or provided to such Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall be responsible for the acts or edicts of any Governmental Authority. Any Agent may employ agents and attorneys-in-fact and none of the Agents shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that none of the Agents (nor any Issuer) shall have greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding,
(i) U.S. Agent may (but shall not be obligated to) submit a bid for all U.S. Lenders (including itself) in the form of a credit against the U.S. Obligations, and U.S. Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all U.S. Lenders, (ii) Canadian Agent may (but shall not be obligated to) submit a bid for all Canadian Lenders (including itself) in the form of a credit against the Canadian Obligations, and Canadian Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Canadian Lenders and (iii) U.K. Agent may (but shall not be obligated to) submit a bid for all U.K. Lenders (including itself) in the form of a credit against the U.K. Obligations, and U.K. Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all U.K. Lenders.

        10.2 Reliance. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for any Borrower), independent accountants and other experts selected by such Agent. None of the Agents shall be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act by U.S. Agent pursuant thereto shall be binding on all of the U.S. Lenders, any action taken or failure to act by Canadian Agent pursuant thereto shall be binding on all of the Canadian Lenders and any action taken or failure to act by U.K. Agent pursuant thereto shall be binding on all of the U.K. Lenders. Pursuant to written instructions of the Majority Lenders, the Agents shall have the authority to execute releases of the Security Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of any Agent under this Agreement or any other Loan Document, then and in any of such events such Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if such Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        10.3 Defaults. None of the Agents shall be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless such Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that any Agent receives such a Notice of Default, such Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Each Agent shall (subject to Section 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

        10.4 Material Written Notices. In the event that any Agent receives any written notice of a material nature from any Borrower or any Obligor under the Loan Documents, such Agent shall promptly inform each of the Lenders thereof.

        10.5 Rights as a Lender. With respect to their U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, and the Obligations, each of Wells Fargo, HSBC Canada and HSBC U.K., in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with any Borrower (and any of their Affiliates) as if it were not acting as an Agent, and each Agent may accept fees and other consideration from any Borrower (in addition to the fees heretofore agreed to between any Borrower and any Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        10.6 Indemnification. The Canadian Lenders, the U.S. Lenders and U.K. Lenders, respectively, agree to indemnify Canadian Agent, U.S. Agent and U.K. Agent, respectively (to the extent not reimbursed under Section 2.2(c), Section
11.3 or Section 11.4 hereof, but without limiting the obligations of any Borrower under said Sections 2.2(c), 11.3 and 11.4), ratably in accordance with the sum of the applicable Lenders' respective U.S. Commitments, Canadian Commitments, U.K. Commitments and Term Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the applicable Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which any Borrower is obligated to pay under Sections 2.2(c), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

        10.7 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has received current financial information with respect to each Borrower and each other Obligor and that it has, independently and without reliance on any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. None of the Agents shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, under the Letters of Credit or the other Loan Documents, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of any Agent.

        10.8 Failure to Act. Except for action expressly required of an Agent hereunder, under the Letters of Credit or under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section
10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        10.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, as provided below, U.S. Agent, Canadian Agent and U.K. Agent, respectively, may resign at any time by giving notice thereof to the U.S. Lenders, the Canadian Lenders and U.K. Lenders, respectively, and to U.S. Borrower, Canadian Borrower and U.K. Borrower, respectively. Any Agent may be removed at any time with or without cause by the Majority Lenders; provided, that such Agent shall continue as U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, until such time as any successor shall have accepted appointment hereunder as U.S. Agent, Canadian Agent or U.K. Agent, as the case may be. Upon any such resignation or removal, (i) the Majority Lenders without the consent of any Borrower shall have the right to appoint a successor U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, so long as such successor U.S. Agent , Canadian Agent or U.K. Agent, as the case may be, is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, that is not a Lender at the time of such appointment so long as Borrowers consent to such appointment (which consent shall not be unreasonably withheld). If no successor U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring U.S. Agent's, Canadian Agent's or U.K. Agent's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, then the retiring Agent may, on behalf of the applicable Lenders, appoint a successor U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, without the necessity of any consent on the part of any Borrower or any Lender. Any successor U.S. Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000, any successor Canadian Agent shall be a bank which has an office in Canada and a combined capital and surplus of at least C$250,000,000 and any successor U.K. Agent shall be a bank which has an office in the United

Kingdom and a combined capital and surplus of at least (pound)100,000,000. Upon the acceptance of any appointment as U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrowers its Principal Office referred to in Section 3.1 and Section 4 hereof. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        10.10 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agents or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and any Agent. The relationship between the Lenders, on the one hand, and any Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute any Agent as trustee or other fiduciary for any Lender or to impose on any Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

        10.11 Authority of Agent. Each Lender acknowledges that the rights and responsibilities of each Agent under this Agreement and the Loan Documents with respect to any action taken by such Agent or the exercise or non-exercise by any Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement and/or the other Loan Documents shall, as between such Agent and the Lenders, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between such Agent and the Obligors, such Agent shall be conclusively presumed to be acting as agent for the applicable Lenders with full and valid authority so to act or refrain from acting; and each Obligor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

        10.12 Syndications Agent. Comerica Bank, in its capacity as Syndications Agent, shall have no rights, powers, duties, obligations or liabilities under this Agreement or any of the other Loan Documents, but to the extent that for any reason any Person makes a claim against Comerica Bank in its capacity as Syndications Agent and not as a Lender the indemnification provisions in Sections 10.6 and 11.4 shall apply in connection with such claim as if Comerica Bank was an Agent under this Agreement.

11.     Miscellaneous.

        11.1 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

        11.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telegraph, telecopy (confirmed by mail), cable or other writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to any Borrower, to Agents, (ii) as to U.S. Agent, to U.S. Borrower and to each U.S. Lender, (iii) as to Canadian Agent, to Canadian Borrower and to each Canadian Lender, (iv) as to U.K. Agent, to U.K. Borrower and to each U.K. Lender, (v) as to any U.S. Lender, to U.S. Borrower and Agents, (vi) as to any Canadian Lender, to Canadian Borrower and Agents and (vii) as to any U.K. Lender, to U.K. Borrower and Agents. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (a) transmitted by telecopier or delivered to the telegraph or cable office, (b) personally delivered (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (d) three Business Days' after deposit in a receptacle maintained by the United States Postal Service or Canada Post or the official postal service of the United Kingdom, as the case may be, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

        11.3 Expenses, Etc. Whether or not any Loan is ever made or any Bankers' Acceptances ever accepted and purchased or any Letter of Credit ever issued, Borrowers shall pay or reimburse within 10 Business Days after written demand (a) (i) U.S. Agent for paying the reasonable fees and expenses of legal counsel to U.S. Agent in the United States, in Canada and in the United Kingdom,
(ii) Canadian Agent for paying the reasonable fees and expenses of legal counsel to Canadian Agent in Canada and (iii) U.K. Agent for paying the reasonable fees and expenses of legal counsel to U.K. Agent in the United Kingdom, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the Security Documents and the other Loan Documents and the making of the Loans and the acceptance and purchase of Bankers' Acceptances and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) any Agent for any reasonable and customary search fees, collateral audit fees and appraisal fees; (c) any Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) any Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement, any Security Document or any document referred to herein or therein; and (f) following the occurrence and during the continuation of an Event of Default, any Lender or any Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or such Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agents under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or such Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or the Insolvency Act 1986 (England and Wales) or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code or the Insolvency Act 1986 (England and Wales) and fees and expenses incurred in connection with any action pursuant to
Section 1129 of the Bankruptcy Code or the Insolvency Act 1986 (England and Wales) and all other reasonable and customary out-of-pocket expenses incurred by such Lender or such Agent in connection with such matters, together with interest thereon at the Past Due Rate applicable to U.S. Loans on each such amount from the due date until the date of reimbursement to such Lender or such Agent.

        11.4 Indemnification. Borrowers, jointly and severally, shall indemnify each Agent, each Lender and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by any Borrower of the proceeds of any extension of credit (whether a Loan, a Bankers' Acceptance or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement; or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrowers, jointly and severally, shall reimburse each Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable and customary expenses (including reasonable and customary legal fees) incurred in connection with any such investigation or proceeding; provided, however, that none of the Borrowers shall have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any of Agents, Lenders and Issuers. Nothing in this
Section is intended to limit the obligations of any Borrower under any other provision of this Agreement. Each Agent and each Lender, respectively, shall indemnify Borrowers and hold Borrowers harmless from and against the gross negligence or willful misconduct of such Agent or such Lender, as the case may be. Nothing in this Section shall render Canadian Borrower or U.K. Borrower liable in respect of the U.S. Obligations. In the case of any indemnification hereunder, the applicable Agent or the respective Lender, as appropriate, shall give written notice to the applicable Borrower of any such claim or demand being made against an indemnified person and the applicable Borrower shall have the non-exclusive right to join in the defense against any such claim or demand, provided that if such Borrower provides a defense, the indemnified person shall bear its own cost of defense unless there is a conflict of interests between such Borrower and such indemnified person. No indemnified person may settle any claim to be indemnified without the consent of the applicable Borrower, such consent not to be unreasonably withheld or delayed.

        11.5 Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against any Borrower or any other Obligor party thereto unless the same shall be agreed or consented to in writing by such Person. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Obligor therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any U.S. Commitments, Canadian Commitments or U.K. Commitments of any of the Lenders (or reinstate any termination or reduction of the U.S. Commitments, Canadian Commitments or U.K. Commitments), or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation, fee or other amount due hereunder; (c) postpone or extend the Revolving Loan Maturity Date, the Term Loan Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.1(a) hereof; (d) change the percentage of any of the U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 7.9, 11.3 or 11.4 hereof or this Section 11.5; (f) release any Person from liability under a Guaranty or release all or substantially all of the security for the Obligations or release Collateral (exclusive of Collateral with respect to which any Agent is obligated to provide a release pursuant to this Agreement or any of the other Loan Documents or by law) in any one (1) calendar year ascribed an aggregate value on the most recent financial statements of the applicable Borrower delivered to Agents in excess of $1,000,000; (g) increase any of the fixed percentages to be multiplied by the aggregate amounts of the components comprising the U.S. Borrowing Base, the Canadian Borrowing Base or U.K. Borrowing Base that are described in (i) and
(ii) of the definition of the U.S. Borrowing Base, the Canadian Borrowing Base or U.K. Borrowing Base herein, and (h) modify the provisions of Sections 4.1(b) or 4.2 hereof regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this
Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Section 10 without the consent of U.S. Agent to the extent it affects U.S. Agent, as U.S. Agent or Canadian Agent to the extent it affects Canadian Agent, as Canadian Agent or U.K. Agent to the extent it affects U.K. Agent, as U.K. Agent.

        11.6  Successors and Assigns.

        (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents and the Lenders and their respective successors and assigns; provided, however, that, except as permitted by Section 8.4 hereof, no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan or Bankers' Acceptance, or all or part of its Notes, U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, or interests in Letters of Credit or Bankers' Acceptances, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.2 hereof and rights to compensation under Section 3.3 hereof, shall be determined as if such Lender had not sold such participation. No Lender that sells one or more participations to any Person shall be relieved by virtue of such participation from any of its obligations to Borrowers under this Agreement. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, any of the Obligations and (iii) the release of the Liens on all or substantially all of the Collateral.

        (b) Each U.S. Lender may assign to one or more U.S. Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the U.S. Commitments and Term Loans of the assigning U.S. Lender subject to each such assignment shall in no event be less than $3,000,000 and (ii) other than in the case of an assignment to another U.S. Lender (that is, at the time of the assignment, a party hereto) or to a Lender Affiliate of such U.S. Lender or to a Federal Reserve Bank, Agents and, so long as no Event of Default shall have occurred and be continuing, U.S. Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. Each Canadian Lender may assign to one or more Canadian Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Canadian Commitments of the assigning Canadian Lender subject to each such assignment shall in no event be less than $3,000,000 and (ii) other than in the case of an assignment to another Canadian Lender (that is, at the time of the assignment, a party hereto) or to a Lender Affiliate of such Canadian Lender, Agents and, so long as no Event of Default shall have occurred and be continuing, Canadian Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. Each U.K. Lender may assign to one or more U.K. Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (x) the aggregate amount of the U.K. Commitments of the assigning U.K. Lender subject to each such assignment shall in no event be less than $3,000,000 and (y) other than in the case of an assignment to another U.K. Lender (that is, at the time of the assignment, a party hereto) or to a Lender Affiliate of such U.K. Lender, Agents and, so long as no Event of Default shall have occurred and be continuing, U.K. Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. After giving effect to any assignment (other than an assignment of all of the commitments and Loans of the assigning Lender), the assigning Lender shall have commitments and Loans aggregating at least $3,000,000 unless otherwise agreed to by the U.S. Borrower and the U.S. Agent. As a condition precedent to any such assignment, the parties to each such assignment shall execute and deliver to the applicable Agent, for its acceptance an Assignment and Acceptance in substantially the form of Exhibit E hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrowers will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Documents as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

        (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Obligor or the performance or observance by any Borrower or any Obligor of any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under either Section 6.2 or Section
7.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes U.S. Agent, Canadian Agent or U.K. Agent, as the case may be, to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

        (d) The entries in the records of each applicable Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the U.S. Commitments, Canadian Commitments or U.K. Commitments of, and principal amount of the Obligations owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Obligors, Agents and the Lenders may treat each Person the name of which is recorded in the books and records of the applicable Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

        (e) Upon the applicable Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), such Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the applicable Borrower. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the applicable Agent new Notes payable to the order of such assignee in the appropriate amounts and, if the assigning Lender has retained U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, or Term Loans hereunder, new Notes to the order of the assigning Lender in the appropriate amounts. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the forms required hereunder. Thereafter, the replaced Notes shall be surrendered to the applicable Agent by the applicable Lender or Lenders, marked renewed and substituted and the originals thereof delivered to the applicable Borrower (with copies to be retained by the applicable Agent).

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower; provided such Person agrees to maintain the confidentiality of such information in accordance with Section 11.19.

        11.7 Limitation of Interest. U.S. Borrower, U.K. Borrower, U.S. Lenders and U.K. Lenders intend to strictly comply with all applicable usury laws of the United States and Texas (or the usury laws of any jurisdiction, including Canada and the United Kingdom, whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Canadian Borrower and the Canadian Lenders intend to strictly comply with all applicable usury laws in effect in Canada (or the usury laws of any jurisdiction, including the State of Texas, whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws in effect in Canada). Accordingly, the provisions of this Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread during the full term of the Obligations. In no event shall Borrowers or any other Person be obligated to pay, or any Agent, any Issuer or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under applicable laws or (b) total interest in excess of the amount which such Person could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Agent, any Issuer or any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Person, it shall be credited pro tanto against the then-outstanding principal balance of the applicable Borrower's obligations to such Person, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

        11.8 Survival. The obligations of Borrowers under Sections 2.2(c), 2.2(d), 7.9, 11.3 and 11.4 hereof and all other obligations of Borrowers in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of Section 2.2(b)(iii) and the obligations of the Lenders under Sections 4.1(d), 10.6, 11.7, 11.13, 11.18 and 11.19 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the U.S. Commitments, the Canadian Commitments, the U.K. Commitments and the Letters of Credit.

        11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

        11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; PROVIDED, HOWEVER, THAT, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE

LAWS, THE USURY LAWS OF THE STATE OF TEXAS OR THE UNITED STATES OF AMERICA SHALL NOT APPLY TO LOANS MADE TO AND BANKERS ACCEPTANCES ACCEPTED IN CANADA BY CANADIAN LENDERS DRAWN BY CANADIAN BORROWER, BUT RATHER THE USURY LAWS IN EFFECT IN CANADA SHALL GOVERN IN SUCH CONTEXT.

        11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

        11.13 Tax Forms; Net Payments.

        (a) Each U.S. Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such U.S. Lender hereunder and from time to time thereafter if requested by U.S. Borrower or U.S. Agent, provide U.S. Agent and U.S. Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such U.S. Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such U.S. Lender hereunder or other documents satisfactory to such U.S. Lender, U.S. Borrower and U.S. Agent indicating that all payments to be made to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless U.S. Borrower and U.S. Agent shall have received such forms or such documents indicating that payments to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, U.S. Borrower and U.S. Agent shall be entitled to withhold taxes from such payments at the applicable statutory rate.

        (b) Each Canadian Lender is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

        (c) Each U.K. Lender is a Qualifying Lender. In this Section 11.13(c), "Qualifying Lender" means (a) a Lender which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act) at the time the loan was made, or (b) a Lender which is, on the date a payment of interest falls due hereunder, resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement giving residents of that country exemption from U.K. taxation on interest and does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected.

        (d) Each U.K. Lender shall (i) promptly after the date hereof or promptly after the date of an Assignment and Acceptance pursuant to which it became a Lender and (ii) from time to time thereafter upon the obsolescence or expiration of any previously delivered form or certificate (but only so long as such Lender remains lawfully able to do so) provide the

Borrowers and the Agents with any form or certificate that is required by any taxing authority, or other such forms as shall be appropriate to establish, that such Lender is (y) exempt from Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement or any other Loan Document. Each U.K. Lender represents and warrants that such information is true and complete in all material respects as of the date it is delivered. Each such Lender shall promptly notify the Borrowers and the Agents if, because of any change in the jurisdiction of organization or the principle office of such Lender, (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any form or certificate has otherwise become ineffective or inaccurate or
(B) payments to it are or will be subject to withholding of any Home Jurisdiction Withholding Tax to a greater or lesser extent than the extent to which payments to it pursuant to this Agreement, the Notes or any other Loan Document were previously subject.

        (e) If a Lender shall receive a refund of any Taxes paid by a Borrower pursuant to this Agreement by reason of the fact that such Taxes were not correctly or legally asserted, such Lender shall within 90 days after receipt of such refund pay to such Borrower the amount of such refund along with any interest actually received by such Lender thereon, if any; provided, however, that such payments shall be required only to the extent any Lender can determine, in its good faith judgment, that such refunds are attributable to payments made by or on behalf of such Borrower; and provided, further, that no Lender shall have any obligation under this Agreement to claim or otherwise seek to obtain any such refund, but agrees to use reasonable efforts to assist a Borrower in doing so.

        11.14 Interest Act (Canada). Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

        11.15 Judgment Currency. The obligation of each Borrower to make payments on any Obligation to the Lenders or to any Agent hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the applicable Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

        11.16 Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

        11.17 Limitation on Charges; Substitute Lenders; Non-Discrimination. Anything in Sections 2.2(d), 3.3(c) or 7.9 notwithstanding:

              (1) No Borrower shall be required to pay to any Lender reimbursement or indemnification with regard to any costs or expenses described in such Sections, unless such Lender notifies the applicable Borrower of such costs or expenses within 90 days after the date paid or incurred;

              (2) none of the Lenders shall be permitted to pass through to any Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

              (3) if any Lender elects to pass through to any Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, the applicable Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination such Borrower shall (i) if Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agents (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their U.S. Commitments, Canadian Commitments or U.K. Commitments, as the case may be, in order to replace the affected Lender in lieu of such substitution.

        11.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        11.19 Confidentiality. Each of the Agents, Wells Fargo, HSBC Canada, HSBC U.K. and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement so long as such assignee or participant agrees to be bound by confidentiality provisions substantially similar to this Section or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower (or any Subsidiary of a Borrower) so long as such counterparty (and, if applicable, its advisors) agrees to be bound by confidentiality provisions substantially similar to this Section, (g) with the consent of the applicable Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, Wells Fargo, HSBC Canada, HSBC U.K. or any Lender on a nonconfidential basis from a source other than a Borrower or a Subsidiary of a Borrower. For the purposes of this Section, "Information" means all information received from a Borrower (or any Subsidiary of a Borrower) relating to such Borrower (or such Subsidiary) or its business, other than any such information that is available to any Agent, Wells Fargo, HSBC Canada, HSBC U.K. or any Lender on a nonconfidential basis prior to such disclosure; provided that, in the case of information received after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        11.20 USA Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

        11.21 Amendment and Restatement. This Agreement amends and restates in entirety that certain Loan Agreement dated March 16, 2001 executed by and among the Borrowers, The Chase Manhattan Bank, as U.S. Agent, Royal Bank of Canada, as Canadian Agent, Chase Manhattan International Limited, as U.K. Agent, and certain lenders therein named, as the same may have been amended. The U.S. Revolving Notes have been given in renewal, extension and modification of the revolving credit facility previously provided by the U.S. Lenders to the Borrowers pursuant to such March 16, 2001 Loan Agreement, the U.K. Revolving Notes have been given in renewal, extension and modification of the revolving credit facility previously provided by the U.K. Lenders to the Borrowers pursuant to such March 16, 2001 Loan Agreement, the Canadian Revolving Notes have been given in renewal, extension and modification of the revolving credit facility previously provided by the Canadian Lenders to the Borrowers pursuant to such March 16, 2001 Loan Agreement and the Term Notes has been given in renewal, extension and modification of the term loans previously made by the U.S. Lenders to the Borrowers pursuant to such March 16, 2001 Loan Agreement. From and after the Closing Date, (i) the lenders which were parties to such March 16, 2001 Loan Agreement and which are not Lenders party hereto shall have no further commitment or obligation to the Borrowers or any other Obligor as a lender under such March 16, 2001 Loan Agreement, as amended and restated by this Agreement, and (ii) JPMorgan Chase Bank, Royal Bank of Canada and J.P. Morgan Europe Limited shall each cease to be an Agent and shall have no further obligation to the Borrowers, the other Obligor, any of the lenders which were parties to such March 16, 2001 Loan Agreement and which are not Lenders party hereto or any of the Lenders party hereto in the capacity of Agent under such March 16, 2001 Loan Agreement, as amended and restated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                             NATCO GROUP INC.,
                             a Delaware corporation


                             By:  /s/ Richard W. FitzGerald
                                ----------------------------------------------
                                      Richard W. FitzGerald, Senior Vice
                                      President and Chief Financial Officer


                             NATCO CANADA, LTD., a corporation formed under the laws of the Province of Ontario



                             By:  /s/ Richard W. FitzGerald
                                ----------------------------------------------
                                      Richard W. FitzGerald, Vice President


                             AXSIA GROUP LIMITED,
                             a company incorporated in England and Wales under the Companies Act of the United Kingdom


                             By:  /s/ Richard W. FitzGerald
                                ----------------------------------------------
                                      Richard W. FitzGerald,
                                      Authorized Signatory


                             Address for Notices:

                             Brookhollow Central III
                             2950 North Loop West, Suite 750
                             Houston, Texas 77092
                             Attention: Richard W. FitzGerald
                             Telecopy No.: (713) 683-7841

        The undersigned hereby join in this Agreement to evidence their consent to execution by Borrowers of this Agreement, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to this Agreement and to acknowledge that without such consent and confirmation, Lenders would not execute this Agreement.


                             NATIONAL TANK COMPANY, a Delaware corporation, and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation


                             By:  /s/ Richard W. FitzGerald
                                -------------------------------------------
                                      Richard W. FitzGerald,
                                      Senior/ Vice President and Treasurer



                             AXSIA HOLDINGS LIMITED (formerly known as Starfish Acquisition Limited), a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA SERCK BAKER LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA HOWMAR LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, and RICHARD MOZLEY LIMITED, company incorporated in England and Wales under the Companies Act of the United Kingdom



                             By:  /s/ Richard W. FitzGerald
                                ------------------------------------------------
                                   Richard W. FitzGerald, Authorized Signatory

                             WELLS FARGO BANK, NATIONAL
                             ASSOCIATION, as U.S. Agent and Co-Lead
                             Arranger, Issuer of U.S. Letters of Credit, and a U.S. Lender


                            By:  /s/ SCOTT GILDEA
                                 ----------------------------------
                                 Scott Gildea, Vice President

                             Address for Notices:

U.S. Commitment:             1000 Louisiana, 3rd Floor
                             Houston, Texas 77002
$5,384,500.00                Attention: Scott Gildea
                             Telecopy No.: 713-319-1087


Canadian Commitment:

$0

U.K. Commitment:


$0

Term Loans:

$12,115,500.00

                             COMERICA BANK, as Syndications Agent, as Co-Lead Arranger and as a U.S. Lender


                             By:     /s/ Mona M. Foch
                                -----------------------------------------------
                             Name:   Mona M. Foch
                                  ---------------------------------------------
                             Title:  Senior Vice President - Texas Division
                                   --------------------------------------------

                             Address for Notices:

U.S. Commitment:             910 Louisiana, Suite 410
                             Houston, TX  77002
$5,384,500.00                Attention: Mona Foch
                             Telecopy No.: 281-565-3750


Canadian Commitment:

$0



U.K. Commitment:

$0



Term Loans:

$12,115,500.00

                             HSBC BANK PLC,
                             as U.K. Agent

                             By:    /s/ D.P.S. Hawker
                                -------------------------------------------
                             Name:  D.P.S. Hawker
                                  -----------------------------------------
                             Title: Corporate Banking Manager
                                   ----------------------------------------

                             Address for Notices:

U.S. Commitment:             The Cross
                             Gloucester, Gloucestershire GL1 2AP
$0                           United Kingdom
                             Attention:  David Hawker
                             Telecopy No.:  0044 (0) 1452 364141



Canadian Commitment:

0


U.K. Commitment:

$10,000,000.00



Term Loans:

$0

                             HSBC BANK CANADA,
                             as Canadian Agent

                             By:    /s/ Malcolm Tinsley
                                -------------------------------------------
                             Name:  Malcolm Tinsley
                                  -----------------------------------------
                             Title: Senior Account Manager Commerical
                                    ---------------------------------------
                                    Financial Services
                                   ----------------------------------------


                             By:    /s/ Allison Dawhank
                                -------------------------------------------
                             Name:  Allison Dawhank
                                  -----------------------------------------
                             Title: Corporate & Institutional Banking
                                   ----------------------------------------

                             Address for Notices:

U.S. Commitment:             333 - 5th Avenue S.W.
                             Calgary, Alberta, T2P 3B6
$0                           Canada
                             Attention:  Manager
                             Telecopy No.: 403-410-7034



Canadian Commitment:

$5,000,000.00



U.K. Commitment:

$0



Term Loans:

$0

                             SOUTHWEST BANK OF TEXAS, N.A.

                             By:     /s/ Carmen Dunmire
                                ------------------------------------------
                             Name:   Carmen Dunmire
                                  ----------------------------------------
                             Title:  Senior Vice President
                                   ---------------------------------------

                             Address for Notices:

U.S. Commitment:             4400 Post Oak Parkway, 4th floor
                             Houston TX 77027
$3,384,700.00                Attention:  Carmen Dunmire
                             Telecopy No.: 713-693-7475


Canadian Commitment:

$0

U.K. Commitment:

$0



Term Loans:

$7,615,300.00

                             BANK OF AMERICA, N.A.


                             By:  /s/ Michael R. Chryssikos
                                ------------------------------------------
                                      Michael R. Chryssikos
                                      Vice President

                             Address for Notices:

U.S. Commitment:             700 Louisiana Street, 7th Floor
                             Houston Texas, 77002
$3,384,700.00                Attention: Sharon J. Day
                             Telecopy No.: 713-247-7748


Canadian Commitment:

$0



U.K. Commitment:

$0




Term Loans:

$7,615,300.00

                             COMPASS BANK


                             By:     /s/ Richard R. Newman
                                ------------------------------------------
                             Name:   Richard R. Newman
                                  ----------------------------------------
                             Title:  Vice President
                                   ---------------------------------------

                             Address for Notices:

U.S. Commitment:             24 Greenway Plaza, Suite 1400
                             Houston, Texas 77046
$2,461,600.00                Attention: Richard Newman
                             Telecopy No.: 713-968-8211

Canadian Commitment:

$0


U.K. Commitment:

$0



Term Loans:

$5,538,400.00